SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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MACROMEDIA, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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June 20, 2003

To Our Stockholders:

You are cordially invited to attend the 2003 Annual Meeting of Stockholders of Macromedia, Inc. to be held at 600 Townsend Street, San Francisco, California, on Thursday, July 24, 2003, at 1:00 p.m. P.D.T.

The matters expected to be acted upon at the meeting are described in detail in the following Notice of Annual Meeting of Stockholders and Proxy Statement.

It is important that you use this opportunity to take part in the affairs of Macromedia by voting on the business to come before this meeting. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING. Returning the Proxy does not deprive you of your right to attend the meeting and to vote your shares in person.

We look forward to seeing you at the meeting.

Sincerely,

Elizabeth A. Nelson

Executive Vice President, Chief Financial Officer and Secretary

Macromedia, Inc.

600 Townsend Street

San Francisco, California 94103

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Macromedia, Inc. (the “Company”) will be held at 600 Townsend Street, San Francisco, California, on Thursday, July 24, 2003, at 1:00 p.m. P.D.T. for the following purposes:

1.	To elect directors of the Company, each to serve until the next Annual Meeting of Stockholders and until his successor has been elected and qualified or until his earlier resignation or removal. The Company’s Board of Directors intends to present the following nominees for election as directors:

Robert K. Burgess	Donald L. Lucas
John (Ian) Giffen	Timothy O’Reilly
William H. Harris, Jr.	William B. Welty
Robert A. Kotick

2.	To consider and vote upon a proposal to approve the adoption of the Company’s 2003 Employee Stock Purchase Plan authorizing 600,000 shares to be reserved for issuance.

3.	To ratify the selection of KPMG LLP as independent auditors for the Company for the fiscal year ending March 31, 2004.

4.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this notice.

Only stockholders of record at the close of business on May 27, 2003 are entitled to notice of and to vote at the meeting or any adjournment or postponement thereof.

BY ORDER OF THE BOARD OF DIRECTORS

Elizabeth A. Nelson Executive Vice President, Chief Financial Officer and Secretary

San Francisco, California

June 20, 2003

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.

June 20, 2003

MACROMEDIA, INC.

600 Townsend Street

San Francisco, California 94103

PROXY STATEMENT

The accompanying proxy is solicited on behalf of the Board of Directors of Macromedia, Inc., a Delaware corporation (the “Company” or “Macromedia”), for use at the Annual Meeting of Stockholders of the Company to be held at 600 Townsend Street, San Francisco, California, on Thursday, July 24, 2003 at 1:00 p.m. P.D.T. (the “Meeting”). Only holders of record of the Company’s Common Stock at the close of business on May 27, 2003 will be entitled to vote at the Meeting. At the close of business on May 27, 2003 (the “Record Date”), the Company had 61,750,948 shares of Common Stock outstanding and entitled to vote. A majority of the shares outstanding on the Record Date will constitute a quorum for the transaction of business. This Proxy Statement and the accompanying form of proxy were first mailed to stockholders on or about June 23, 2003. An annual report on Form 10-K for the fiscal year ended March 31, 2003 is enclosed with this Proxy Statement.

VOTING RIGHTS AND SOLICITATION OF PROXIES

Holders of the Company’s Common Stock are entitled to one vote for each share held as of the above record date. Shares of Common Stock may not be voted cumulatively.

Directors will be elected by a plurality of the votes of the shares of Common Stock present in person or represented by proxy at the Meeting and entitled to vote on the election of directors. Proposal Nos. 2 and 3 require for approval the affirmative vote of the majority of shares of Common Stock present in person or represented by proxy at the Meeting and entitled to vote on such proposals. All votes will be tabulated by the inspector of elections appointed for the Meeting who will separately tabulate, for each proposal, affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted toward a quorum and will have the same effect as negative votes with regard to Proposal Nos. 2 and 3. Broker non-votes will also be counted towards a quorum but will not be counted for any purpose in determining whether any proposal has been approved.

The expenses of soliciting proxies to be voted at the Meeting will be paid by the Company. Following the original mailing of the proxies and other soliciting materials, the Company and/or its agents may also solicit proxies by mail, telephone, electronic means or in person. The Company has retained a proxy solicitation firm, Georgeson Shareholder Communications, Inc., to aid in the solicitation process and will pay it a fee of approximately $7,000 for its services. Following the original mailing of the proxies and other soliciting materials, the Company will request that brokers, custodians, nominees and other record holders of the Company’s Common Stock forward copies of the proxy and other soliciting materials to persons for whom they hold shares of Common Stock and request authority for the exercise of proxies. In such cases, the Company, upon the request of the record holders, will reimburse such holders for their reasonable expenses.

REVOCABILITY OF PROXIES

Any person signing a proxy in the form accompanying this Proxy Statement has the power to revoke it prior to the Meeting or at the Meeting prior to the vote pursuant to the proxy. A proxy may be revoked by a writing delivered to the Company stating that the proxy is revoked, by a subsequent proxy that is signed by the person who signed the earlier proxy and is presented at the Meeting or by attendance at the Meeting and voting in person. Please note, however, that if a stockholder’s shares are held of record by a broker, bank or other nominee and that stockholder wishes to vote at the Meeting, the stockholder must bring to the Meeting a letter from the broker, bank or other nominee confirming that stockholder’s beneficial ownership of the shares.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

At the Meeting, stockholders will elect directors to hold office until the next Annual Meeting of Stockholders and until their respective successors have been elected and qualified or until such directors’ earlier resignation or removal. Seven nominees will be elected at the Meeting to be the seven directors of the Company. Shares represented by the accompanying proxy will be voted for the election of the seven nominees recommended by the Company’s Board unless the proxy is marked in such a manner as to withhold authority so to vote. If any nominee for any reason is unable to serve or for good cause will not serve, the proxies may be voted for such substitute nominee as the proxy holder may determine. The Company is not aware of any nominee who will be unable to or for good cause will not serve as a director.

Directors/Nominees

The names of the nominees, and certain information about them as of April 1, 2003, are set forth below:

Name of Nominee	Age	Principal Occupation	Director Since
Robert K. Burgess	45	Chairman and Chief Executive Officer of the Company	1996
John (Ian) Giffen(1)	45	Independent Consultant	1997
William H. Harris, Jr.(1)	47	Private Investor	2002
Robert A. Kotick (2)	40	Chairman and Chief Executive Officer of Activision, Inc.	2002
Donald L. Lucas(1)(3)	73	Venture Capitalist	1992
Timothy O’Reilly	48	Founder and President of O’Reilly and Associates	—
William B. Welty(2)(3)	61	President and Chief Executive Officer of agincourt partners, llc; President and Chief Executive Officer of Action Technologies, Inc.	1993

(1)	Member of the Audit Committee.
(2)	Member of the Compensation Committee.
(3)	Member of the Nominating and Corporate Governance Committee.

Each of the director nominees listed above was elected to be a director at the Company’s Annual Meeting of Stockholders held on July 18, 2002.

Robert K. Burgess has been Chief Executive Officer and a director of the Company since November 1996. Mr. Burgess has served as Chairman of the Board since July 1998. Prior to joining the Company, Mr. Burgess worked extensively in the field of high-performance computer graphics, holding key executive positions at Silicon Graphics, Inc., and serving as Chief Executive Officer of Alias Research, Inc., a publicly-held corporation, prior to its acquisition by Silicon Graphics, Inc. Mr. Burgess holds a bachelor’s degree from McMaster University.

Ian Giffen has been a director of the Company since July 1997. Mr. Giffen is also a director of publicly-held corporations 724 Solutions, Inc., Financial Models, Inc., and MKS Inc. Since 1996, Mr. Giffen has served as an independent consultant to software and venture capital companies. Mr. Giffen holds a degree in business administration from the University of Strathclyde (Scotland) and is a member of the Canadian Institute of Chartered Accountants and the Institute of the Chartered Accountants of Scotland.

William Harris has been a director of the Company since May 2002. Mr. Harris also currently serves as a director of numerous privately-held corporations, including eONE Global LP, Nextag, Inc., LowerMyBills, Inc.,

Xtec Incorporated, MyVest Corporation, and Isochron Data Corporation. From October 1999 to May 2000, Mr. Harris served as the Chief Executive Officer of PayPal, Inc. From January 1995 to September 1999, Mr. Harris served as an executive officer, including Chief Executive Officer, at Intuit, Inc. He holds a bachelor’s degree from Middlebury College and a master of business administration degree from Harvard University.

Robert Kotick has been a director of the Company since April 2002. Since February 1991, Mr. Kotick has been the Chairman and Chief Executive Officer of Activision, Inc., a publicly-held corporation. In addition, since March 2003, Mr. Kotick has been a director of Yahoo, Inc., a publicly-held corporation.

Donald Lucas has been a director of the Company since March 1992. Mr. Lucas is also a director of Cadence Design Systems, Inc., Oracle Corporation, and PDF Solutions Inc. Mr. Lucas served as a director of Authorware from July 1988 until it merged with Macromind/Paracomp to form the Company in March 1992. Since 1967, Mr. Lucas has been actively engaged in venture capital activities as a private individual. Mr. Lucas holds bachelor’s and master of business administration degrees from Stanford University.

Timothy O’Reilly has been nominated to serve as a director of the Company following the Meeting. Mr. O’Reilly is the founder and President of O’Reilly and Associates, Inc., a privately-held corporation that is a premier provider and publisher of information of leading-edge technologies. Mr. O’Reilly holds a bachelor’s degree in Classics from Harvard College.

William Welty has been a director of the Company since April 1993. Mr. Welty served as a director of MacroMind and its successor, Macromind/Paracomp, from April 1991 to March 1992. Since April 1997, Mr. Welty has been President and Chief Executive Officer of agincourt partners, llc, an investment management firm. Mr. Welty has also been Chief Executive Officer and President of Action Technologies, Inc. since May 1997. From August 1988 to April 1997, Mr. Welty was a general partner of Volpe, Welty and Company, a securities and investment banking firm. Mr. Welty holds a bachelor’s degree from Iowa State University.

Board of Directors’ Meetings and Committees

The Board met five times during fiscal 2003 and acted by unanimous written consent two times. No incumbent director attended fewer than 75% of the aggregate of the total number of meetings of the Board (held during the period for which he was a director) and the total number of meetings held by all committees of the Board on which he served (during the period that he served).

Standing committees of the Board include an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee.

Mark D. Kvamme, a current director of the Company who has chosen not to stand for reelection as a director of the Company at the Meeting, and Messrs. Giffen, Harris, and Lucas are the members of the Audit Committee, which met eleven times during fiscal 2003. Prior to the Meeting, the Board of the Company will appoint another independent member of the Board to serve on the Audit Committee. The Audit Committee meets with the Company’s independent auditors to review the adequacy of the Company’s internal control systems, financial statements and financial reporting procedures; reviews the general scope of the Company’s annual audit and the fees charged by the independent auditors; reviews, approves and monitors the performance of non-audit services by the Company’s auditors; and performs such further functions as may be required by any stock exchange or over-the-counter market upon which the Company’s Common Stock may be listed.

Messrs. Kotick and Welty are the members of the Compensation Committee, which met six times during fiscal 2003 and acted by unanimous written consent one time. The Compensation Committee recommends compensation for officers and employees of the Company, grants options and stock awards and reviews and recommends adoption of and amendments to stock option and employee benefit plans. In November 2001, the Compensation Committee delegated to the Chief Executive Officer the authority to grant options and stock awards to employees of the Company who are not directors or officers of the Company; provided, however, that no such individual award made by the Chief Executive Officer may exceed 250,000 shares or options to purchase more than 250,000 shares of the Company’s stock.

Messrs. Lucas and Welty are the members of the Nominating and Corporate Governance Committee, which met officially one time and held numerous unofficial meetings and telephone conferences during fiscal 2003. The Nominating and Corporate Governance Committee identifies and recommends candidates for the Company’s Board, reviews the corporate governance policies applicable to the Company and considers matters related to conflict of interest between the Company and any officer, director or other affiliate of the Company. The Nominating and Corporate Governance Committee does not consider nominees for the Board recommended by the stockholders.

Audit Committee Financial Expert

The Company believes that each of the members of the Audit Committee is an audit committee financial expert (as defined in Item 401 of Regulation S-K of the Securities Exchange Act of 1934). Each of Messrs. Kvamme, Harris, and Lucas is an independent director (as defined in Item 7(d)(3)(iv) of Schedule 14A under the Securities Exchange Act of 1934).

THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF

EACH OF THE NOMINATED DIRECTORS

PROPOSAL NO. 2—APPROVAL OF ADOPTION OF THE

2003 EMPLOYEE STOCK PURCHASE PLAN

Stockholders are being asked to approve adoption of the Company’s 2003 Employee Stock Purchase Plan (the “2003 Plan”) authorizing the Company to reserve 600,000 shares of Common Stock for issuance thereunder. The Board adopted the 2003 Plan on May 30, 2003.

Management and the Board believe that approval of the 2003 Plan is in the best interests of the Company because they believe that the shares authorized under the Company’s 2001 Employee Stock Purchase Plan (“2001 Plan”) will be depleted, and the 2001 Plan terminated, in the 2004 calendar year and because of the need to continue to provide equity participation to attract and retain quality employees and to remain competitive in the industry. The 2003 Plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code (the “Code”).

Below is a summary of the principal provisions of the 2003 Plan, assuming approval of the 2003 Plan by the Company’s stockholders, which summary is qualified in its entirety by reference to the full text of the 2003 Plan, a copy of which is attached to this Proxy Statement as Appendix A.

2003 Employee Stock Purchase Plan

Background.    The Board adopted the 2003 Plan on May 30, 2003, in anticipation of the pending termination of the 2001 Plan, to offer eligible employees of the Company (“Participating Employees”) with means to acquire equity in the Company through payroll deductions and to provide an incentive for continued employment. The 2003 Plan became effective upon the board’s adoption of the 2003 Plan, but requires stockholder approval within one year of such adoption to qualify as an “employee stock purchase plan” under Section 423 of the Code, and no grants will be made under the 2003 Plan until stockholder approval has been obtained.

Number of Shares Subject to the 2003 Plan.    An aggregate of 600,000 shares of the Company’s Common Stock have been reserved by the Board for issuance under the 2003 Plan. Some or all of these shares may, at the discretion of the Board, come from the Company’s treasury shares. In addition, the number of shares authorized under the 2003 Plan will automatically increase on an annual basis on January 1st of each year until January 1, 2010 by the lesser of (i) 1% of the number of shares of the Company outstanding as of the immediately preceding December 31st and (ii) an amount determined by the Compensation Committee of the Board (the “Committee”). Notwithstanding the foregoing, the aggregate number of shares authorized for issuance under the 2003 plan will not exceed 20,000,000. As soon as practicable after the Meeting, the Company will register the shares with the Securities and Exchange Commission on a registration statement on Form S-8 for their purchase and subsequent resale. In addition, as soon as practicable after each automatic increase in the number of shares authorized under the 2003 Plan, the Company will register such additional shares with the Securities and Exchange Commission on a registration statement on Form S-8 for their purchase and subsequent resale.

Administration.    The 2003 Plan will be administered by the Committee. The interpretation or construction by the Committee of any provisions of the 2003 Plan or of any option granted under it will be final and binding on all Participating Employees. The Committee has the discretion to adopt any rules regarding the operation and administration of the 2003 Plan to accommodate the specific requirements of local laws and procedures to enable non-U.S. employees of the Company or its subsidiaries to participate in the 2003 Plan at the discretion of the Committee. The members of the Committee do not receive any compensation specifically for administering the 2003 Plan. The Company bears all expenses in connection with administration of the 2003 Plan.

Eligibility.        All employees of the Company, or any subsidiary, will be eligible to participate in the 2003 Plan except the following:

(a) employees who are not employed by the Company or any subsidiary prior to the beginning of an Offering Period (as defined below) or prior to such other time period as specified by the Committee;

(b) employees who are customarily employed by the Company for 20 hours per week or less unless required by local law as determined by the Committee;

(c) employees who are customarily employed by the Company for 5 months or less in a calendar year unless required by local law as determined by the Committee;

(d) employees who own stock or hold options to purchase stock or who, as a result of participation in the 2003 Plan, would own stock or hold options to purchase stock, possessing 5% or more of the total combined voting power or value of all classes of stock of the Company; or

(e) individuals who provide services to the Company or any of its participating subsidiaries as independent contractors who are reclassified as common law employees for any reason EXCEPT FOR federal income and employment tax purposes.

As of May 27, 2003, approximately 1,083 persons would be eligible to participate in the 2003 Plan. As of May 27, 2003, the closing price of the Company’s Common Stock on the Nasdaq National Market was $18.26 per share.

Participating Employees will participate in the 2003 Plan through voluntary payroll deductions. A Participating Employee will set the rate of such payroll deductions, which may not be less than 2% nor more than 10% (which limit may be increased by the Committee without shareholder approval) of the Participating Employee’s eligible compensation, including, but not limited to, base salary, wages, commissions, overtime, shift premiums, bonuses and draws unreduced by the amount by which the Participating Employee’s salary is reduced pursuant to Sections 125 or 401(k) of the Code. In addition, the Committee may limit the maximum number of shares an employee may purchase under the 2003 Plan during any six-month Purchase Period (as defined below). The Committee has initially set the maximum number of shares that may be purchased by an employee under the 2003 Plan during any six-month Purchase Period at 500, which number may be increased for any subsequent six-month Purchase Period by the Committee without shareholder approval.

Offering Period and Purchase Period.    Each offering of Common Stock under the 2003 Plan will be for a period of twenty-four months (the “Offering Period”). Offering Periods will commence on February 16 and August 16 of each year, and will end on February 15 and August 15, respectively, two years after commencement. Each Offering Period will consist of four (4) six-month purchase periods (each, a “Purchase Period”) during which payroll deductions of the participants are accumulated under the 2003 Plan. The first business day of each Offering Period will be the “Offering Date” for such Offering Period. The last business day of each Purchase Period is referred to as the “Purchase Date”.

Participating Employees will be able to elect to participate in any Offering Period by enrolling as provided under the terms of the 2003 Plan. A Participating Employee may only participate in one Offering Period at a time. Once enrolled, a Participating Employee will automatically participate in each succeeding Offering Period unless the Participating Employee withdraws from the Offering Period or the 2003 Plan is terminated. After the rate of payroll deductions for an Offering Period has been set by a Participating Employee, that rate will continue to be effective for the remainder of the Offering Period (and for all subsequent Offering Periods in which the Participating Employee will be automatically enrolled) unless otherwise changed by the Participating Employee. The Participating Employee may increase or lower the rate of payroll deductions during an Offering Period, provided, that not more than one change may be made during a single Purchase Period.

Purchase Price.    The purchase price of shares that may be acquired in any Offering Period under the 2003 Plan is 85% of the lesser of (a) the fair market value of the shares on the Offering Date or (b) the fair market value of the shares on the Purchase Date. The fair market value of a share of the Company’s Common Stock is the closing price of the Company’s Common Stock on the applicable date as quoted on the Nasdaq National Market and reported in the Wall Street Journal.

Purchase Of Stock Under The 2003 Plan.    The number of whole shares a Participating Employee will be able to purchase in any Offering Period will be determined by dividing the total amount withheld from the Participating Employee during a Purchase Period pursuant to the 2003 Plan by the purchase price for each share determined as described above, rounded down to the nearest whole number. However, a Participating Employee may not purchase more than 500 shares during any six month Purchase Period or more than twice as many shares on any Purchase Date as such Participating Employee would have been eligible to purchase based on a purchase price equal to the fair market value of the shares on the Offering Date . The purchase will take place automatically on the Purchase Date.

Withdrawal.    A Participating Employee may withdraw from an Offering Period. Upon withdrawal, all accumulated payroll deductions will be returned to the withdrawn Participating Employee, without interest. No further payroll deductions for the purchase of shares will be made for succeeding Offering Periods unless and until the Participating Employee enrolls in a new Offering Period in the same manner as for initial participation in the 2003 Plan. An Offering Period may end earlier than its scheduled term. If the purchase price on an Offering Date of any current Offering Period in which Participating Employees are enrolled is higher than the purchase price on an Offering Date of any subsequent Offering Period, the Company will automatically enroll such Participating Employees in the subsequent Offering Period. Any funds accumulated in such Participating Employees’ account prior to the Offering Date of the subsequent Offering Period will be applied to the purchase of shares on the Purchase Date immediately prior to the subsequent Offering Period. The enrollment in the subsequent Offering Period will be automatic.

Amendment Of The 2003 Plan.    The Board may at any time amend, terminate or extend the term of the 2003 Plan, except that any such termination cannot affect the terms of shares previously granted under the 2003 Plan, nor may any amendment make any change in the terms of shares previously granted which would adversely affect the right of any participant, nor may any amendment be made without stockholder approval if such amendment would: (a) increase the number of shares that may be issued under the 2003 Plan; or (b) change the designation of the employees (or class of employees) eligible for participation in the 2003 Plan.

Term Of The 2003 Plan.    The 2003 Plan will continue until the earlier to occur of: (i) termination of the 2003 Plan by the Board; (ii) the issuance of all the shares of Common Stock reserved for issuance under the 2003 Plan; or (iii) May 30, 2013, ten years after the date the 2003 Plan was adopted by the Board.

U.S. Federal Income Tax Information

THE FOLLOWING IS A GENERAL SUMMARY AS OF THE DATE OF THIS PROXY STATEMENT OF THE FEDERAL INCOME TAX CONSEQUENCES TO THE COMPANY AND PARTICIPATING EMPLOYEES UNDER THE 2003 PLAN, ASSUMING STOCKHOLDER APPROVAL OF THE ADOPTION OF THE 2003 PLAN. THE FEDERAL TAX LAWS MAY CHANGE AND THE FEDERAL, STATE AND LOCAL TAX CONSEQUENCES FOR ANY PARTICIPATING EMPLOYEE WILL DEPEND UPON HIS OR HER INDIVIDUAL CIRCUMSTANCES. EACH PARTICIPATING EMPLOYEE IS ENCOURAGED TO SEEK THE ADVICE OF A QUALIFIED TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF PARTICIPATION IN THE 2003 PLAN.

The 2003 Plan is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Code. It is not subject to any provisions of the Employees Retirement Income Security Act of 1974.

Tax Treatment Of The Participating Employee.    Participating employees will not recognize income for federal income tax purposes either upon enrollment in the 2003 Plan or upon the purchase of shares. All tax consequences are deferred until a Participating Employee sells the shares, disposes of shares by gift or dies.

If shares are held for more than one year after the date of purchase and more than two years from the beginning of the applicable Offering Period, or if the Participating Employee dies while owning the shares, the Participating Employee realizes ordinary income on a sale (or a disposition by way of gift or upon death) to the extent of the lesser of (i) 15% of the fair market value of the shares at the beginning of the Offering Period or (ii) the actual gain (the amount by which the market value of the shares on the date of sale, gift or death exceeds the purchase price). All additional gain upon the sale of shares is treated as long-term capital gain. If the shares are sold and the sale price is less than the purchase price, there is no ordinary income and the Participating Employee has a long-term capital loss for the difference between the sale price and the purchase price.

If the shares are sold or are otherwise disposed of including by way of gift (but not death, bequest or inheritance) (in any case a “disqualifying disposition”) within either the one-year or the two-year holding periods described above, the Participating Employee realizes ordinary income at the time of sale or other disposition taxable to the extent that the fair market value of the shares at the date of purchase is greater than the purchase price. This excess will constitute ordinary income (not currently subject to withholding) in the year of the sale or other disposition even if no gain is realized on the sale or if a gratuitous transfer is made. The difference, if any, between the proceeds of sale and the fair market value of the shares at the date of purchase is a capital gain or loss. Capital gains continue to be offset by capital losses and up to $3,000 of capital losses may be used annually against ordinary income.

Under Regulations proposed by the Internal Revenue Service, the difference between the fair market value of shares at purchase and the purchase price under the Plan will constitute wages for Federal Insurance Contributions Act tax and Federal Unemployment Tax Act tax purposes.

Tax Treatment Of The Company.    The Company will be entitled to a deduction in connection with the disposition of shares acquired under the 2003 Plan only to the extent that the Participating Employee recognizes ordinary income on a disqualifying disposition of the shares and the Company timely reports such income to the Internal Revenue Service. The Company will treat any transfer of record ownership of shares as a disposition, unless it is notified to the contrary. In order to enable the Company to learn of disqualifying dispositions and ascertain the amount of the deductions to which it is entitled, Participating Employees are required to notify the Company in writing of the date and terms of any disposition of shares purchased under the 2003 Plan.

THE BOARD RECOMMENDS A VOTE FOR APPROVAL

OF THE ADOPTION OF THE 2003 EMPLOYEE STOCK PURCHASE PLAN

PROPOSAL NO. 3—RATIFICATION OF SELECTION

OF INDEPENDENT AUDITORS

The Company has selected KPMG LLP as its independent auditors to perform the audit of the Company’s financial statements for fiscal 2004, and the stockholders are being asked to ratify such selection. Representatives of KPMG LLP will be present at the Meeting, will have the opportunity to make a statement at the Meeting if they desire to do so and will be available to respond to appropriate questions.

Fees Billed by KPMG LLP

The following table presents fees billed for professional audit services rendered by KPMG LLP for the audit of the Company’s annual financial statements for fiscal 2002 and fiscal 2003, and other fees billed for services rendered by KPMG LLP, and include “out of pocket” costs incurred in connection with these services.

	2002(1)	2003(1)
	$	$
Audit Fees	791,970	882,300
Audit Related Fees(2)	432,182	428,117
Tax Fees(3)	406,460	198,436
All Other Fees	—	—

Total	1,630,612	1,508,853

(1)	All audit and non-audit fees must be pre-approved by the Audit Committee. All such fees were pre-approved by the Audit Committee. The Audit Committee has not authorized a pre-approval waiver for any audit or non-audit fees or services.
(2)	Audit related fees consisted principally of fees for audits of employee benefit plans, statutory audits of the Company’s subsidiaries, and accounting and reporting consultations.
(3)	Tax fees consisted of fees for tax compliance and international, state and local tax services.

The Audit Committee considered whether the non-audit services rendered by KPMG LLP were compatible with maintaining KPMG LLP’s independence as auditors of the Company’s consolidated financial statements, and concluded that they were.

THE BOARD RECOMMENDS A VOTE FOR THE RATIFICATION

OF THE SELECTION OF KPMG LLP

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of April 11, 2003, with respect to the beneficial ownership of the Company’s Common Stock by (i) each stockholder known by the Company to be the beneficial owner of more than 5% of the Company’s Common Stock, (ii) each director/nominee, (iii) each of the Named Executive Officers of the Company (as defined below) and (iv) all current directors and executive officers as a group.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class
Capital Group International, Inc.(2)	11,151,820	17.7%
Capital Research and Management Company(3)	4,500,000	7.1
FMR Corp.(4)	3,491,600	5.5
The TCW Group, Inc.(5)	3,380,048	5.4
Robert K. Burgess(6)	1,117,183	1.8
Stephen A. Elop(7)	255,512	*
Dominic J. Gallello(8)	164,249	*
Kevin M. Lynch(9)	427,294	*
Elizabeth A. Nelson(10)	402,297	*
John (Ian) Giffen(11)	95,000	*
William H. Harris, Jr.(12)	43,335	*
Robert A. Kotick(13)	21,668	*
Donald L. Lucas(14)	73,870	*
Timothy O’Reilly	3,200	*
William B. Welty(15)	26,875	*
All directors and executive officers as a group (12 persons)(16)	2,617,555	4.1

*	Less than 1%
(1)	Unless otherwise indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Unless otherwise indicated below, the address for each person and entity named in the table is: c/o Macromedia, Inc., 600 Townsend Street, San Francisco, California 94103.
(2)	In Amendment No. 6 to its Schedule 13G filed on February 11, 2003, Capital Group International, Inc. reported sole voting power as to 9,877,360 shares of the Company’s Common Stock and sole dispositive power as to 11,151,820 shares and disclaimed beneficial ownership as to 11,151,820 shares. Also on Amendment No. 6 to the same Schedule 13G, Capital Guardian Trust Company reported sole voting power as to 7,079,730 shares of the Company’s Common Stock and sole dispositive power as to 8,354,180 shares and disclaimed beneficial ownership as to 8,354,180 shares. These entities listed their principal business address as 11100 Santa Monica Blvd., Los Angeles, CA 90025.
(3)	In Amendment No. 2 to its Schedule 13G filed on February 13, 2003, Capital Research and Management Company reported no voting power as to any share of the Company’s Common Stock and sole dispositive power as to 4,500,000 shares and disclaimed beneficial ownership as to 4,500,000 shares. Capital Research and Management Company listed its principal business address as 333 South Hope Street, Los Angeles, CA 90071.
(4)	In its Schedule 13G filed on February 13, 2003, FMR Corp. reported sole voting power as to 365,389 shares of the Company’s Common Stock and sole dispositive power as to 3,491,600 shares. Also on the same Schedule 13G, each of Edward C. Johnson 3d, the chairman of FMR Corp., and Abigail Johnson, a director of FMR Corp, each reported sole dispositive power as to 3,491,600 shares of the Company’s Common Stock and no voting power as to any share. FMR Corp. and each of the individuals listed their principal business address as 82 Devonshire Street, Boston, Massachusetts 02109.
(5)	In its Schedule 13G filed on February 5, 2003, The TWC Group, Inc., on behalf of itself and its subsidiaries, Trust Company of the West, TCW Asset Management Company, and TCW Investment Management

Company,	reported shared voting power as to 3,380,048 shares of the Company’s Common Stock and shared dispositive power as to 3,380,048 shares. The TWC Group, Inc. listed its principal business address as 865 South Figueroa Street, Los Angeles, CA 90017.
(6)	Includes 1,052,366 shares subject to options held by Mr. Burgess that are exercisable within 60 days of April 11, 2003 and 1,176 shares, for which Mr. Burgess has shared voting and dispositive power, held in trust for the benefit of the children of Mr. Burgess.
(7)	Includes 253,333 shares subject to options held by Mr. Elop that are exercisable within 60 days of April 11, 2003.
(8)	Includes 158,333 shares subject to options held by Mr. Gallello that had been exercisable within 60 days of April 11, 2003. Such 158,333 shares include 141,667 shares subject to options granted to Mr. Gallello and vested as of the date of Mr. Gallello’s termination of his employment with the Company. All options that had been granted to Mr. Gallello but remained unvested on the date of such termination of his employment were cancelled immediately following the date of such termination.
(9)	Includes 420,043 shares subject to options held by Mr. Lynch that are exercisable within 60 days of April 11, 2003.
(10)	Includes 376,837 shares subject to options held by Ms. Nelson that are exercisable within 60 days of April 11, 2003.
(11)	Represents 95,000 shares subject to options held by Mr. Giffen that are exercisable within 60 days of April 11, 2003.
(12)	Includes 28,335 shares subject to options held by Mr. Harris that are exercisable within 60 days of April 11, 2003.
(13)	Represents 21,668 shares subject to options held by Mr. Kotick that are exercisable within 60 days of April 11, 2003.
(14)	Represents 73,573 shares subject to options held by Mr. Lucas that are exercisable within 60 days of April 11, 2003.
(15)	Represents 26,875 shares subject to options held by Mr. Welty that are exercisable within 60 days of April 11, 2003.
(16)	Includes 2,499,571 shares subject to options that are exercisable within 60 days of April 11, 2003.

EXECUTIVE OFFICERS

The names of the executive officers of the Company, and certain information about them as of May 1, 2003, are set forth below:

Name	Age	Position
Robert K. Burgess(1)	45	Chairman and Chief Executive Officer
Stephen A. Elop	39	Executive Vice President, Worldwide Field Operations
Loren E. Hillberg	44	Senior Vice President, General Counsel
Norman K. Meyrowitz	43	Executive Vice President, President of Macromedia Products
Elizabeth A. Nelson	42	Executive Vice President, Chief Financial Officer and Secretary
Alan Ramadan	45	Executive Vice President, Marketing

(1)	Additional information with respect to Mr. Burgess is set forth herein under “Proposal No. 1—Election of Directors.”

Stephen Elop has been Executive Vice President of Worldwide Field Operations since April 2001. Since 1998, Mr. Elop has served in several executive roles at the Company, including Senior Vice President of Worldwide Field Operations and Chief Information Officer. From 1994 to 1998, Mr. Elop was Senior Vice President, Systems/CIO for Boston Chicken, Inc. He holds a bachelor’s degree from McMaster University.

Loren Hillberg has been a Senior Vice President and General Counsel of the Company since May 1998. From December 1989 to May 1998, Mr. Hillberg was employed, including as General Counsel and Corporate Secretary, by Micro Focus, a publicly-held corporation currently incorporated under the name of MERANT plc. Mr. Hillberg holds a Juris Doctor degree from University of California, Hastings College of Law and a bachelor’s degree from Stanford University.

Norman Meyrowitz has been an Executive Vice President of the Company and President of Macromedia Products since October 2002. From April 2001 to October 2002, Mr. Meyrowitz served as a non-executive senior advisor to the Company, primarily advising the senior executive management team on new product strategy. From August 1999 to April 2001, Mr. Meyrowitz was the President of Macromedia Ventures and was responsible for managing Macromedia’s venture investments in web infrastructure and the rich-media, broadband, multi-device Internet. Prior to that he was President of Macromedia Products from April 1998. Mr. Meyrowitz graduated from Brown University in 1981 with a Sc. B. degree in Computer Science.

Elizabeth Nelson has been an Executive Vice President, Chief Financial Officer and Secretary of the Company since February 1998. Ms. Nelson holds a Master of Business Administration degree from the Wharton School at the University of Pennsylvania and a bachelor’s degree from Georgetown University.

Alan Ramadan has been an Executive Vice President, Marketing since February 2002. From October 2001 to February 2002, Mr. Ramadan served the Company as an executive advisor for new business opportunities. In addition, from December 1999 to July 2002, Mr. Ramadan served as a member of the Board of Directors of the Company. Mr. Ramadan served as a Chairman of Quokka Sports from November 2000 to October 2001 and served as President and Chief Executive Officer of Quokka Sports from August 1996 to October 2000. On April 27, 2001, Quokka Sports, along with its direct and indirect subsidiaries, filed voluntary petitions for Chapter 11 bankruptcy protection in the United Stated Bankruptcy Court for the Northern District of California, San Francisco Division. Mr. Ramadan holds a Bachelor of Science degree in Computer Science and Applied Mathematics from Monash University.

EXECUTIVE COMPENSATION

The following table sets forth all compensation awarded to or earned or paid for services rendered in all capacities to the Company and its subsidiaries during each of fiscal 2001, 2002 and 2003 by (i) the Company’s chief executive officer, and (ii) the Company’s four other most highly compensated employees who were serving as executive officers at the end of fiscal 2003 (together, the “Named Executive Officers”). This information includes the dollar values of base salaries and bonus awards, the number of shares subject to stock options granted and certain other compensation, whether paid or deferred.

Summary Compensation Table

		Annual Compensation		Long-Term Compensation

Name and Principal Position	Fiscal Year	Salary(1) ($)	Bonus ($)	Other Annual Compensation ($)	Securities Underlying Options (#)		All Other Compensation(2) ($)

Robert K. Burgess Chairman and Chief Executive Officer	2003 2002 2001	$400,000 103,010 167,587	$408,426 50,000 629,841	— — —	350,000 750,000 500,000	(3) (4)	$2,000 2,000 2,000

Stephen A. Elop Executive Vice President, Worldwide Field Operations	2003 2002 2001	250,000 186,723 202,973	153,160 18,750 17,500	— — —	75,000 267,000 100,000	(5) (4)	— — —

Dominic J. Gallello Executive Vice President, Corporate Development (6)	2003 2002 2001	250,000 91,656 —	153,160 — —	— — —	— 400,000 —		2,000 2,000 —

Kevin M. Lynch Executive Vice President, Chief Software Architect	2003 2002 2001	250,000 175,446 175,000	153,160 25,000 228,919	— — —	50,000 250,000 200,000	(7) (4)	— 24,310 —

Elizabeth A. Nelson Executive Vice President, Chief Financial Officer and Secretary	2003 2002 2001	264,063 175,446 191,667	153,160 25,000 314,921	— — —	150,000 300,000 200,000	(8) (4)	2,000 2,000 2,000

(1)	Base salaries for fiscal 2002 reflect a voluntary salary reduction by certain executive officers.
(2)	Other than with respect to Mr. Lynch, “all other compensation” represents the Company’s 401(k) plan employer-matching contributions. In fiscal 2002, the Company forgave $24,310 in interest that had accrued on a loan provided by the Company to Mr. Lynch. The principal on such loan was repaid by Mr. Lynch concurrently with the forgiveness of such accrued interest.
(3)	Includes options to purchase 500,000 shares that were granted in exchange for options to purchase 500,000 shares that were tendered and cancelled pursuant to the Company’s 2001 Option Exchange Program.
(4)	Such options were tendered and cancelled pursuant to the Company’s 2001 Option Exchange Program.
(5)	Includes options to purchase 167,000 shares that were granted in exchange for options to purchase 167,000 shares that were tendered and cancelled pursuant to the Company’s 2001 Option Exchange Program.
(6)	Effective April 2003, Mr. Gallello ceased to be an employee of the Company. Mr. Gallello had joined the Company in October 2001.
(7)	Includes options to purchase 200,000 shares that were granted in exchange for options to purchase 200,000 shares that were tendered and cancelled pursuant to the Company’s 2001 Option Exchange Program.
(8)	Includes options to purchase 200,000 shares that were granted in exchange for options to purchase 200,000 shares that were tendered and cancelled pursuant to the Company’s 2001 Option Exchange Program.

The following table sets forth further information regarding individual grants of stock options during fiscal 2003 to each of the Named Executive Officers. In accordance with the rules of the Securities and Exchange Commission (the “SEC”), the table sets forth the hypothetical gains or “option spreads” that would exist for the options at the respective expiration date of such options based on assumed annualized rates of compound stock price appreciation of 5% and 10% from the dates the options were granted to the end of the respective option terms. Actual gains, if any, on option exercises are dependent on the future performance of the Company’s Common Stock and overall market conditions. There can be no assurance that the potential realizable values shown in this table will be achieved.

Option Grants in Fiscal 2003

	Individual Grants
	Number of Securities Underlying Options Granted (#)(1)	Percent of Total Options Granted to Employees in Fiscal 2002	Per Share Exercise Price ($/Sh)(1)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(2)
Name					5%($)	10%($)
Robert K. Burgess	350,000	7.1%	$7.77	9/12/12	$1,710,279	$4,334,183
Stephen A. Elop	75,000	1.5	7.77	9/12/12	366,488	928,753
Dominic J. Gallello	—	—	—	—	—	—
Kevin M. Lynch	50,000	1.0	7.77	9/12/12	244,326	619,169
Elizabeth A. Nelson	150,000	3.0	7.77	9/12/12	732,977	1,857,507

(1)	Macromedia stock options were awarded to the Named Executives with an exercise price equal to the fair market value of the Company’s Common Stock on the date of grant. Macromedia stock options expire ten years from the date of grant or within a predetermined time after the optionee’s termination of employment.
(2)	The 5% and 10% assumed rates of annual compound stock price appreciation are prescribed by rules of the SEC and do not represent the Company’s estimate or projection of future Common Stock prices.

The following table sets forth certain information concerning the number and value at March 31, 2003 of unexercised options held by the Named Executive Officers. None of the Named Executive Officers exercised any stock option held by such individual during fiscal 2003.

Aggregated March 31, 2003 Option Values

	Number of Securities Underlying Unexercised Options at Fiscal Year-End(#)		Value of Unexercised In-the-Money Options at Fiscal Year-End(1)($)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
Robert K. Burgess	1,021,116	667,708	$921,368	$1,512,000
Stephen A. Elop	245,001	174,999	1,246	324,000
Dominic J. Gallello	141,667	258,333	0	0
Kevin M. Lynch	409,625	140,625	27,032	216,000
Elizabeth A. Nelson	364,337	277,083	54,337	648,000

(1)	These values have not been, and may never be, realized. The values are based, with respect to options exercisable for shares of Macromedia’s Common Stock, on the positive spread between the respective exercise prices of outstanding stock options and the closing price of Macromedia’s Common Stock on March 31, 2003 ($12.09 per share).

COMPENSATION OF DIRECTORS

The compensation of Directors is set by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee acts pursuant to the Charter of the Nominating and Corporate Governance Committee of the Board of Directors of Macromedia, Inc., which was adopted by the Company’s Board on January 2003, and a copy of which is attached as Appendix B to this Proxy Statement. The Company provides for an annual retainer fee of $15,000 to each director of the Company. Furthermore, each director is compensated $1,500 for each meeting of the Board attended by such director. Moreover, each member of the Audit Committee is compensated $1,500 for each meeting of the Audit Committee attended by such member. In addition, each member of the Compensation Committee and of the Nominating and Corporate Governance Committee is compensated $1,000 for each meeting of the respective committee attended by such member. Each non-employee director is reimbursed for actual business expenses incurred in attending each Board meeting.

In addition, each director of the Company who is not an employee of the Company (or of any parent or subsidiary of the Company) (“Outside Director”) receives automatic grants of stock options. The following automatic equity compensation is paid to the Outside Directors:

(1) Each Outside Director who first becomes a member of the Board will be automatically granted an option to purchase 60,000 shares of Common Stock on the date the Outside Director first becomes a member of the Board (an “Initial Grant”), to be vested over a period of three years, with 16.67% of such shares to be vested six months after such Outside Director begins service and 2.78% of such shares each month thereafter;

(2) Each Outside Director will automatically receive, immediately following the annual meeting of the stockholders that occurs on or after the third anniversary of such Outside Director’s prior grant, a new 60,000 share option grant (less the number of unvested option shares then held by such Outside Director), to be vested on a monthly basis over a period of three years (a “Succeeding Grant”);

(3) Each member of the Audit Committee will automatically receive an annual 10,000 share option grant, to be vested on a monthly basis over a period of one year;

(4) Each member of the Compensation Committee will automatically receive an annual 7,500 share option grant, to be vested on a monthly basis over a period of one year; and

(5) The chair of the Compensation Committee and the chair of the Audit Committee will each receive an additional annual 5,000 share option grant, to be vested on a monthly basis over a period of one year.

In addition to the automatic option grants, the Directors are eligible to receive discretionary option grants.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information, as of March 31, 2003, concerning securities authorized for issuance under all equity compensation plans of the Company, excluding the 2003 Plan that is subject to stockholder approval pursuant to Proposal 2 hereof:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)		(c)
Equity compensation plans approved by security holders(1)	9,591,298		$15.36		3,141,386	(2)

Equity compensation plans not approved by security holders(1)	8,104,370	(3),(4)	14.38	(3)	254,300	(5)

Total	17,695,668		$14.91		3,395,686

(1)	Does not include the 2003 Plan that is subject to stockholder approval pursuant to Proposal 2 hereof.
(2)	Includes 51,752 shares available for issuance under the Company’s 1993 Director Stock Option Plan, 1,122,134 shares available for issuance under the Company’s 2001 Employee Stock Purchase Plan, and 1,967,500 shares available for issuance under the Company’s 2002 Equity Incentive Plan, in each case, as of March 31, 2003 and, in each case, other than upon the exercise of options, warrants, or rights.
(3)	Does not include options and warrants to purchase an aggregate of 1,174,630 shares outstanding as of March 31, 2003, with a weighted-average exercise price of $19.50, that were assumed in the Company’s acquisitions of Allaire Corporation, Andromedia, Inc., ESI Software, Inc., Middlesoft, Inc., and Solis Design, Inc.
(4)	Reflects options to purchase shares outstanding as of March 31, 2003 that were issued by the Company under the Macromedia, Inc. 1999 Stock Option Plan, the Allaire Corporation 2000 Stock Incentive Plan, the Allaire Corporation 1998 Stock Incentive Plan, and the Andromedia, Inc. 1999 Stock Plan, and under non-plan grants.
(5)	Includes 143,444 shares available for issuance under the Macromedia, Inc. 1999 Stock Option Plan, 7,543 shares available for issuance under the Allaire Corporation 1997 Stock Incentive Plan, 52,975 shares available for issuance under the Allaire Corporation 1998 Stock Incentive Plan, 38,034 shares available for issuance under the Allaire Corporation 2000 Stock Incentive Plan, and 12,304 shares available for issuance under the Andromedia, Inc. 1999 Stock Plan, in each case, as of March 31, 2003 and, in each case, other than upon the exercise of options, warrants or rights. In addition, the Andromedia, Inc. 1999 Stock Plan provides for increase in the number of shares authorized every year by the lesser of (i) 1,000,000 shares, (ii) 5% of the outstanding shares of the Company stock, or (iii) an amount determined by the Board. Since the assumption of the Andromedia, Inc. 1999 Stock Plan, the Company has not increased the number of shares authorized under such plan.

Equity Compensation Plans Not Approved By Security Holders

Macromedia, Inc. 1999 Stock Option Plan

In September 1999 the Board adopted the 1999 Stock Option Plan (the “1999 Plan”). The 1999 Plan has not been approved by the stockholders of the Company.

Shares Subject to the 1999 Plan.    As of March 31, 2003, 3,500,174 shares of the Company’s Common Stock were subject to outstanding options granted, and 143,444 shares remained available for future option grants, under the 1999 Plan. If any option granted pursuant to the 1999 Plan expires or terminates for any reason without being exercised in full, the unexercised shares released from such option will again become available for issuance under the 1999 Plan. The number of shares available for future grant and previously granted but unexercised options are subject to adjustment for any future stock dividends, splits, combinations, or other changes in capitalization as described in the 1999 Plan.

Eligibility.    Employees, officers, directors, independent contractors, consultants, and advisors of the Company (and of any subsidiaries and affiliates) whom the Board deems to have potential to contribute to the future success of the Company (the “Participants”) are eligible to receive stock options under the 1999 Plan. The number of shares subject to options granted to officers of the Company or its subsidiaries may not exceed 40% of all shares subject to options granted under the 1999 Plan.

Stock Option Awards.    The 1999 Plan permits the granting of only Nonqualified Stock Options (“NQSOs”). The option exercise price for each option granted under the 1999 Plan must be no less than 100% of the fair market value (as defined in the 1999 Plan) of a share at the time such option is granted. Options are exercisable within the times and upon the events determined by the Compensation Committee of the Board (the “Committee”) as set forth in the optionee’s option agreement. All options granted under the 1999 Plan expire 10 years from the date of grant, unless the Committee provides for an earlier expiration date.

The 1999 Plan provides for the payment of the exercise price of options by any of the following means, subject to the provisions of the optionee’s option agreement: (1) in cash (by check); (2) by surrender of shares of the Company’s Common Stock owned for at least six months and having a fair market value on the date of surrender equal to the aggregate exercise price of the option; (3) where permitted by applicable law and approved by the Committee, in its sole discretion, by tender of a full recourse promissory note; (4) by cancellation of indebtedness of the Company to the Participant; (5) by waiver of compensation due to or accrued by the Participant for services rendered; (6) by tender of property; (7) by a “same-day sale” commitment; (8) by a “margin” commitment; or (9) by any combination of the foregoing, when approved by the Committee in its sole discretion.

Mergers, Consolidations, Change of Control.    In the event of a merger, consolidation, dissolution or liquidation of the Company, the sale of substantially all the assets of the Company or any other similar corporate transaction, the successor corporation may assume, replace or substitute equivalent awards in exchange for those granted under the 1999 Plan or provide substantially similar consideration, shares or other property subject to repurchase restrictions no less favorable to the Participants under the 1999 Plan. In the event that the successor corporation does not assume or substitute the awards, the awards, including outstanding options, shall expire on such transaction at the time and upon the conditions as the Committee determines.

Macromedia, Inc. Non-Plan Option Grants

Options granted to thirty three employees of the Company outside of any equity incentive plan adopted by the Company remained outstanding as of March 31, 2003 (“Non-Plan Options”). Such Non-Plan Option grants were made pursuant to the terms of a form Non-Qualified Stock Option Agreement, with each such grant authorized by the Committee. The Non-Plan Option grants have not been approved by the stockholders of the Company.

As of March 31, 2003, there were (i) Non-Plan Options to purchase 15,000 shares of the Company’s common stock originally granted to one individual and remaining outstanding, at an exercise price of $7.47 per share, (ii) Non-Plan Options to purchase 1,000,000 shares of the Company’s common stock originally granted to Robert Burgess, the Chief Executive Officer of the Company, with such Non-Plan Options to purchase 213,824 shares remaining outstanding, at an exercise price of $7.78 per share, (iii) Non-Plan Options to purchase 50,000 shares of the Company’s common stock originally granted to one individual and remaining outstanding, at an exercise price of $7.80 per share, (iv) Non-Plan Options to purchase 100,000 shares of the Company’s common stock originally granted to one individual and remaining outstanding, at an exercise price of $8.17 per share, (v) Non-Plan Options to purchase 10,000 shares of the Company’s common stock originally granted to one individual and remaining outstanding, at an exercise price of $8.91 per share, (vi) Non-Plan Options to purchase 50,000 shares of the Company’s common stock originally granted to one individual and remaining outstanding, at an exercise price of $9.06 per share, (vii) Non-Plan Options to purchase an aggregate of 75,000 shares of the Company’s common stock originally granted to three individuals and remaining outstanding, at an exercise price of $12.13 per share, (viii) Non-Plan Options to purchase an aggregate of 289,000 shares of the Company’s common stock originally granted to fifteen individuals and remaining outstanding, at an exercise price of $12.90 per share, (ix) Non-Plan Options to purchase 400,000 shares of the Company’s common stock originally granted to Dominic Gallello, a former Executive Vice President of the Company, and remaining outstanding, at an exercise price of $14.02 per share, (x) Non-Plan Options to purchase 60,000 shares of the Company’s common stock originally granted to one individual and remaining outstanding, at an exercise price of $16.02 per share, (xi) Non-Plan Options to purchase 50,000 shares of the Company’s common stock originally granted to one individual and remaining outstanding, at an exercise price of $17.70 per share, (xii) Non-Plan Options to purchase an aggregate of 175,000 shares of the Company’s common stock originally granted to three individuals and remaining outstanding, at an exercise price of $18.85 per share, (xiii) Non-Plan Options to purchase 100,000 shares of the Company’s common stock originally granted to one individual and remaining outstanding, at an exercise price of $21.41 per share, (xiv) Non-Plan Options to purchase 20,000 shares of the Company’s common stock originally granted to one individual and remaining outstanding, at an exercise price of $22.40 per share, and (xv) Non-Plan Options to purchase 40,000 shares of the Company’s common stock originally granted to one individual, with such Non-Plan Options to purchase 31,500 remaining outstanding, at an exercise price of $28.00 per share.

Each of the Non-Plan Options vests (i) 25% of the corresponding shares one year after the date of the respective grant and (i) 2.08% of the shares each month thereafter. The Non-Plan Options are NQSOs and were issued with an exercise price equal to 100% of the fair market value of the corresponding shares of common stock on the date of such grant. Furthermore, Non-Plan Options expire, in the event the grantee’s employment is terminated for any reason other than as a result of such grantee’s death or disability, 90 days following such termination of employment and, in the event the grantee’s employment is terminated as a result of such grantee’s death or disability, twelve months following such termination. In addition, the option grant agreement provides for the payment of the exercise price of options by any of the following means: (1) in cash (by check); (2) by surrender of shares of the Company’s common stock owned for at least six months and having a fair market value on the date of surrender equal to the aggregate exercise price of the option; (3) by waiver of compensation due or accrued to the corresponding grantee for services rendered to the Company; or (4) by any combination of the foregoing.

Allaire Plans

In connection with the acquisition of Allaire Corporation by the Company, the Company assumed, among others, the (i) Allaire Corporation 1997 Stock Incentive Plan (the “Allaire 1997 Plan”), (ii) the Allaire Corporation 1998 Stock Incentive Plan (the “Allaire 1998 Plan”), and (iii) the Allaire Corporation 2000 Stock Incentive Plan (the “Allaire 2000 Plan” and, together with the Allaire 1997 Plan and the Allaire 1998 Plan, the “Allaire Plans”). The Allaire Plans have been approved by the stockholders of Allaire Corporation prior to the acquisition, but have not been approved by the stockholders of the Company.

Shares Subject to the Allaire Plans.    As of March 31, 2003, (i) 187,112 shares of the Company’s Common Stock were subject to outstanding equity incentive awards granted, and 7,543 shares remained available for future equity incentive awards, under the Allaire 1997 Plan, (ii) 2,353,059 shares of the Company’s Common Stock were subject to outstanding equity incentive awards granted, and 52,975 shares remained available for future equity incentive awards, under the Allaire 1998 Plan, and (iii) 1,135,479 shares of the Company’s Common Stock were subject to outstanding equity incentive awards granted, and 38,034 shares remained available for future equity incentive awards, under the Allaire 2000 Plan. If any option granted pursuant to any Allaire Plan expires or terminates for any reason without being exercised in full, the unexercised shares released from such option will again become available for issuance under the corresponding Allaire Plan. The number of shares available for future grant and previously granted but unexercised equity incentive awards are subject to adjustment for any future stock dividends, splits, combinations, or other changes in capitalization as described in the corresponding Allaire Plan.

Eligibility.    Employees, officers, directors, independent contractors, consultants, and advisors of the Company (and of any subsidiaries and affiliates) whom the Board deems to have potential to contribute to the future success of the Company are eligible to receive stock options under the Allaire Plans.

Stock Option Awards.    The exercise price of options granted under the Allaire Plans are determined by the Committee, other than the Allaire 1997 Plan which requires exercise price to be no less than 50% of the fair market value (as defined in the Allaire 1997 Plan) of a share at the time such option is granted; provided, however, that the Company does not intend to issue option awards with an exercise price below 100% of the fair market value under the Allaire Plans. Options are exercisable within the times and upon the events determined by the Committee as set forth in the optionee’s option agreement. All options granted under the Allaire Plans expire 10 years from the date of grant, unless the Committee provides for an earlier expiration date. The Compensation Committee determines the vesting schedule for the options granted.

The Allaire Plans provide for the payment of the exercise price of options by any of the following means, subject to the provisions of the optionee’s option agreement: (1) in cash (by check); (2) by surrender of shares of the Company’s Common Stock owned for at least six months and having a fair market value on the date of surrender equal to the aggregate exercise price of the option; (3) where permitted by applicable law and approved by the Committee, in its sole discretion, by tender of a full recourse promissory note; (4) by cancellation of indebtedness of the Company to the Participant; (5) by waiver of compensation due to or accrued by the Participant for services rendered; (6) by tender of property; (7) by a “same-day sale” commitment; (8) by a “margin” commitment; or (9) by any combination of the foregoing, when approved by the Committee in its sole discretion.

Other Equity Incentive Awards.    The Allaire Plans provide for the provision of other types of equity based awards, including stock appreciation rights, performance share awards, restricted stock awards, and other stock-based awards determined by the Committee. The Company does not intend to provide any type of awards under the Allaire Plans other than the stock option awards described above.

Mergers, Consolidations, Change of Control.    In the event of a merger, consolidation, dissolution or liquidation of the Company, the sale of substantially all the assets of the Company or any other similar corporate transaction, the successor corporation may assume, replace or substitute equivalent awards in exchange for those granted under the corresponding Allaire Plan or provide substantially similar consideration, shares or other property subject to repurchase restrictions no less favorable to the Participants under the corresponding Allaire Plan. In the event that the successor corporation does not assume or substitute the awards, the awards, including outstanding options, shall expire on such transaction at the time and upon the conditions as the Committee determines, including acceleration of vesting of such awards or, in the case of the Allaire 1997 Plan, for each share covered by the cancelled awards, payment in cash equal to the difference between the fair market value of such share on the date of such cancellation and the exercise price.

Andromedia, Inc. 1999 Stock Plan

In connection with the acquisition of Andromedia, Inc. by the Company, the Company assumed the Andromedia, Inc. 1999 Stock Plan (the “Andromedia Plan”). The Andromedia Plan has been approved by the stockholders of Andromedia, Inc. prior to the acquisition but has not been approved by the stockholders of the Company.

Shares Subject to the Andromedia Plan.    As of March 31, 2003, 393,274 shares of the Company’s Common Stock were subject to outstanding equity incentive awards granted, and 12,304 shares remained available for future equity incentive awards, under the Andromedia Plan. In addition, the Andromedia Plan provides for increase in the number of shares authorized every year by the lesser of (i) 1,000,000 shares, (ii) 5% of the outstanding shares of the Company stock, or (iii) an amount determined by the board. The Company has not increased the number of shares authorized under such plan. If any option granted pursuant to the Andromedia Plan expires or terminates for any reason without being exercised in full, the unexercised shares released from such option will again become available for issuance under the Andromedia Plan. The number of shares available for future grant and previously granted but unexercised equity incentive awards are subject to adjustment for any future stock dividends, splits, combinations, or other changes in capitalization as described in the Andromedia Plan.

Eligibility.    Employees, officers, directors, independent contractors, consultants, and advisors of the Company (and of any subsidiaries and affiliates) whom the Board deems to have potential to contribute to the future success of the Company are eligible to receive stock options under the Andromedia Plan; provided, however, that options to purchase more than 500,000 shares may not be issued to any one individual during any fiscal year.

Stock Option Awards.    The exercise price of options granted under the Allaire Plans are determined by the Committee; provided, however, that the Company does not intend to issue option awards with an exercise price below 100% of the fair market value. Options are exercisable within the times and upon the events determined by the Committee as set forth in the optionee’s option agreement.

The Andromedia Plan provides for the payment of the exercise price of options by any of the following means, subject to the provisions of the optionee’s option agreement: (1) in cash (by check); (2) by surrender of shares of the Company’s Common Stock owned for at least six months and having a fair market value on the date of surrender equal to the aggregate exercise price of the option; (3) where permitted by applicable law and approved by the Committee, in its sole discretion, by tender of a full recourse promissory note; (4) by cancellation of indebtedness of the Company to the Participant; (5) by waiver of compensation due to or accrued by the Participant for services rendered; (6) by tender of property; (7) by a “same-day sale” commitment; (8) by a “margin” commitment; or (9) by any combination of the foregoing, when approved by the Committee in its sole discretion.

Stock Purchase Right.    The Andromedia Plan provides for awards of stock purchase right, including at a purchase price below the then fair market value for the corresponding shares. The Company does not intend to provide any type of awards under the Andromedia Plan other than the stock option awards described above.

Mergers, Consolidations, Change of Control.    In the event of a merger, consolidation, dissolution or liquidation of the Company, the sale of substantially all the assets of the Company or any other similar corporate transaction, the successor corporation may assume, replace or substitute equivalent awards in exchange for those granted under the Andromedia Plan or provide substantially similar consideration, shares or other property subject to repurchase restrictions no less favorable to the Participants under the Andromedia Plan. In the event that the successor corporation does not assume or substitute the awards, the vesting of such awards, including outstanding options, will be accelerated.

EMPLOYMENT AGREEMENTS AND CHANGE OF CONTROL ARRANGEMENTS

Robert K. Burgess Employment Agreement

The Company entered into a new employment agreement with Mr. Burgess in January 2003. Under the terms of the employment agreement, Mr. Burgess’ annual base salary will be $400,000 and his annual target bonus will be $400,000 per year if he meets the objectives established by the Board. The Company also agreed to purchase a $10,000,000 term life insurance policy for Mr. Burgess, with the proceeds payable to a beneficiary designated by him, to pay all premiums on such policy and to pay Mr. Burgess a gross-up for all taxes attributable to the payment of such premiums.

In the event that Mr. Burgess’ employment with us is terminated (i) by us without cause, (ii) because of his death or disability or (iii) voluntarily by Mr. Burgess as a result of the occurrence of certain specified events, including a material adverse change in his position, an involuntary reduction in his compensation by more than 10% or a relocation of his principal place of employment by more than 50 miles, Mr. Burgess will receive a lump sum payment equal to the greater of (i) $1,600,000 and (ii) an amount equal to two times the sum of his annual base salary and his annual bonus at the level in effect immediately prior to his termination. The Company will also reimburse Mr. Burgess for any expenses incurred by him and his dependents for the two-year period following his termination date, for coverage under the Consolidated Omnibus Budget Reconciliation Act of 1975 (“COBRA”) or pay for comparable coverage. The Company will also pay the full annual premium and related tax gross-up on Mr. Burgess’ life insurance policy for the contract year in which his employment with us is terminated. Mr. Burgess shall also be entitled to participate in any of the Company’s plans or other employee benefit arrangements during such two-year period, other than tax-qualified pension or profit-sharing plans or any employee stock purchase plan. In addition, the vesting of each of the options granted to Mr. Burgess prior to the effective date of the employment agreement and outstanding at the time of termination shall accelerate with respect to a number of shares equal to the greater of (i) the number of shares that will vest over the next 24 months reduced by the number of months elapsed from the respective grant date to his date of termination, or (ii) 12 months of vesting. Such options will be exercisable until the end of the 180-day period following the later of (i) Mr. Burgess’ termination date and (ii) the expiration date of such options. In addition, the vesting of any options granted to Mr. Burgess following the effective date of the employment agreement and outstanding at the time of termination shall accelerate upon such termination by no less than 24 months, and shall remain exercisable until the earlier of (i) one year following his termination date and (ii) the expiration date of such options.

In the event of a change of control of Macromedia, if (i) Mr. Burgess terminates his employment for any reason no later than 180 days following such change of control or (ii) Mr. Burgess terminates his employment no later than one year following such change of control as a result of the occurrence of certain specified events, including a material adverse change in his position, an involuntary reduction in his compensation by more than 10% or a relocation of his principal place of employment by more than 50 miles, he will receive a lump sum equal to the greater of (i) $1,600,000 and (ii) an amount equal to two times the sum of his annual base salary and his annual bonus at the level in effect immediately prior to his termination. He will also be reimbursed for any expenses incurred by him and his dependents for the two-year period following his termination date, for coverage under COBRA or pay for comparable coverage. The Company, or the Company’s successor in the change of control, will also pay the full annual premium and related tax gross-up on Mr. Burgess’ life insurance policy for the contract year in which his employment with us is terminated. Mr. Burgess shall also be entitled to participate in any of the Company’s or the Company’s successor’s plans or other employee benefit arrangements during such two-year period, other than tax-qualified pension or profit-sharing plans or any employee stock purchase plan. In addition, Mr. Burgess’ then outstanding options shall immediately become exercisable and vest in full and shall remain exercisable until the earlier of (i) two years following his termination date and (ii) the expiration date of such options.

Change of Control Arrangements

Elizabeth A. Nelson

Pursuant to a resolution adopted by the Board of Directors in fiscal 1998, if (i) upon or at any time after a change of control of the Company, there is a “constructive termination” of her employment as the Chief Financial Officer of the Company or (ii) within one year following a change of control of the Company, there is a voluntary termination of her employment as the Chief Financial Officer of the Company, Ms. Nelson is entitled to receive, (a) for a period of twelve months, her full base salary, target bonus payments, and employee benefits she received immediately prior to such termination, and (b) full vesting of all outstanding but unexercised options and/or other equity incentive awards, with such options and other equity incentive awards exercisable within 180 days from the date of such termination. A constructive termination is deemed to have occurred in the event of (i) a material adverse change in Ms. Nelson’s position causing such position to be of materially less stature or responsibility without Ms. Nelson’s consent, (ii) a reduction in Ms. Nelson’s compensation by more than 10% without her consent, or (iii) relocation of the principal place of her employment by more than 50 miles.

Other Executive Officers

Pursuant to a resolution adopted by the Board of Directors in fiscal 1997, the options awarded to executive officers of the Company, including Stephen Elop, Loren Hillberg, Norman Meyrowitz, and Alan Ramadan, will be accelerated by, other than with respect to Mr. Hillberg, an eighteen-month period and, with respect to Mr. Hillberg, a twelve-month period, in each case, in the event of a change of control of the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee of the Board (the “Committee”) makes all decisions involving the compensation of executive officers of the Company. The Committee consists of the following non-employee directors: Robert A. Kotick and William B. Welty. No executive officer of the Company served during fiscal 2003, or currently serves, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on the Company’s Board or the Company’s Compensation Committee.

REPORT OF THE COMPENSATION COMMITTEE

This Report of the Compensation Committee is required by the SEC and shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act, or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed soliciting material or filed under such acts.

To the Board of Directors:

The Compensation Committee acts pursuant to the Charter of the Compensation Committee of the Board of Directors of Macromedia, Inc., which was adopted by the Company’s Board on January 2003, and a copy of which is attached as Appendix C to this Proxy Statement. Final decisions regarding executive compensation and stock option grants to executives are made by the Compensation Committee of the Board of Directors (the “Committee”). The Committee is composed of two independent non-employee Directors, neither of whom have any interlocking relationships as defined by the SEC. Although Robert K. Burgess (the Company’s Chairman and Chief Executive Officer) and Elizabeth A. Nelson (the Company’s Executive Vice President, Chief Financial Officer and Secretary) are generally invited to attend the meetings of the Committee, they do not participate in deliberations that relate to their own compensation.

General Compensation Policy

The Committee acts on behalf of the Board to establish the general compensation policy of the Company for all employees of the Company; provided, however, that in November 2001, the Compensation Committee delegated to the Chief Executive Officer the authority to grant to employees of the Company who are not directors or officers of the Company options and stock awards; provided, further, that no such individual award made by the Chief Executive Officer may exceed 250,000 shares or options to purchase more than 250,000 shares of the Company’s stock. The Committee typically reviews base salary levels and target bonuses for the Chief Executive Officer (“CEO”) and other executive officers and employees of the Company at or about the beginning of each fiscal year. The Committee administers the Company’s incentive and equity plans, including, among others, the 1999 Stock Option Plan (the “1999 Stock Plan”), the 2001 Employee Stock Purchase Plan, the equity incentive plans assumed by the Company in prior acquisitions, and the 2002 Equity Incentive Plan (the “2002 Plan”).

The Committee’s philosophy in compensating executive officers, including the CEO, is to relate compensation to corporate performance. Consistent with this philosophy, the incentive component of the compensation of the executive officers of the Company is based on corporate profits and sales performance. Long-term equity compensation for executive officers are made through the granting of stock options. Stock options generally have value for the executive only if the price of the Company’s stock increases above the fair market value on the grant date and the executive remains in the Company’s employ for the period required for the shares to vest.

The base salaries, incentive compensation and stock option grants of the executive officers are determined in part by the Committee reviewing data on prevailing compensation practices in technology companies with whom the Company competes for executive talent and by their evaluating such information in connection with the Company’s corporate goals. Subject to the limitations regarding available data, the Committee compared the compensation of the Company’s executive officers with the compensation practices of comparable companies to determine base salary, target bonuses and target total cash compensation. In addition to their base salaries, the Company’s executive officers, including the CEO, are each eligible to receive a quarterly and annual cash bonuses under the Company’s executive bonus plan and are eligible to participate in equity incentive plans, including the 1999 Stock Plan and the 2002 Plan.

In preparing the performance graph for this Proxy Statement, the Company used the Nasdaq Computer and Data Processing Index as its published line of business index. The compensation practices of most of the companies in that index were not reviewed by the Company when the Committee reviewed the compensation information described above because such companies were determined not to be competitive with the Company for executive talent.

Fiscal 2003 Executive Compensation

Base Compensation.    The Committee reviewed the recommendations and performance and market data outlined above and established a base salary level for each executive officer, including the CEO.

Incentive Compensation.    Cash bonuses are awarded only if the Company meets predetermined objectives set by the Board at the beginning of the year. For fiscal 2003, the objectives used by the Company as the basis for incentive compensation for the CEO and other executives were based on a combination of revenue and profitability. The target amount of bonus and the actual amount of bonus are determined by the Committee, in its discretion. For fiscal 2003, executive bonuses ranged from $50,663 to $410,714.

Stock Options.    In fiscal 2003, stock options to purchase shares of Common Stock of the Company (the “Macromedia Options”) were granted to the Company’s executive officers to aid in the retention of the executive officers and to align their interests with those of the stockholders. Macromedia Options typically have been granted to executive officers when the executive first joins the Company, in connection with a significant change in responsibilities and, occasionally, to achieve equity within a peer group. The Committee may, however, grant additional Macromedia Options to executives for other reasons. The number of shares subject to each Macromedia Option granted is within the discretion of the Committee and is based on anticipated future contribution and ability to impact corporate and/or business unit results, past performance or consistency within the executive’s peer group. In fiscal 2003, the Committee considered these factors, as well as the number of Macromedia Options held by such executive officers as of the date of grant that remained unvested. In the discretion of the Committee, executive officers may also be granted Macromedia Options under the 1999 Plan (within the limitations on grants to executive under the 1999 Plan) and the 2002 Plan to provide greater incentives to continue their employment with the Company and to strive to increase the value of the Company’s Common Stock. The Macromedia Options are granted at a price that is equal to the fair market value of the Company’s Common Stock on the date of grant. The vesting for options granted to the executive officers in fiscal 2003 was designed to further ensure the retention of the Company’s executive officers.

Company Performance and CEO Compensation.    For fiscal 2003, Robert K. Burgess, the Chairman and CEO of the Company received a base salary of $400,000, reflecting an increase in the base salary from $200,000 to $400,000. In addition, Mr. Burgess, who was eligible to earn a target bonus of $400,000 based on attainment of 100% of the Company’s executive bonus plan objectives, with a total bonus potential in excess of the target bonus based on proportional achievement above the objectives, received a bonus of $410,714. Furthermore, in fiscal 2003, the Company granted him non-qualified stock options to purchase an aggregate of 350,000 shares of Common Stock of the Company. For fiscal 2004, Mr. Burgess will receive a base salary of $400,000 with a target bonus of $400,000 based on attainment of 100% of the Macromedia Executive Bonus Plan objectives, with his bonus to be proportionally adjusted (including up to 200% of the target bonus) for his performance.

Compliance with Section 162(m) of the Internal Revenue Code of 1986.    The Company intends to comply with the requirements of Section 162(m) of the Internal Revenue Code of 1986 for fiscal 2004. The 2002 Plan is already in compliance with Section 162(m) by limiting stock awards to named executive officers. The 1999 Plan is not in compliance with Section 162(m). The Company does not expect cash compensation for fiscal 2004 to be in excess of $1,000,000 or consequently affected by the requirements of Section 162(m).

COMPENSATION COMMITTEE

Robert A. Kotick

William B. Welty

REPORT OF THE AUDIT COMMITTEE

This Report of the Audit Committee is required by the SEC and shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act, or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed soliciting material or filed under such acts.

To the Board of Directors:

The Audit Committee acts pursuant to the Charter of the Audit Committee of the Board of Directors of Macromedia, Inc., which was adopted by the Company’s Board on January 2003 to replace the Amended and Restated Terms of Reference of the Audit Committee, and a copy of which is attached as Appendix D to this Proxy Statement. Management is responsible for our internal controls and the financial reporting process. KPMG LLP is responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes. The Audit Committee meets with both the independent auditors and our internal auditors on a periodic basis, each of whom has access to the Audit Committee outside of the regular periodic meetings.

Each of the members of the Audit Committee, other than Mr. Giffen, qualifies as an independent director under the current listing standards of the Nasdaq National Market. Mr. Giffen is not an independent director under the Nasdaq rules because of the inherent value of a stock option he received in 1998 for performing consulting services to the Company separate from the services he provided as a member of the Board. Under the current listing standards of the Nasdaq National Market, a board of directors may appoint one non-independent director to the audit committee in certain circumstances. The Board has determined that it is in the best interests of the Company and its stockholders to appoint Mr. Giffen to the Audit Committee because of his many years of experience, his financial sophistication and his accounting skills and knowledge. Mr. Giffen’s continued participation on the Audit Committee will be reviewed upon adoption of, and is subject to, any applicable regulations pertaining to the required composition of an audit committee and the independence of each member thereof.

The Audit Committee has reviewed and discussed our audited consolidated financial statements with the management of the Company. The Audit Committee has discussed with KPMG LLP, our independent auditors, the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees, which includes, among other items, matters related to the conduct of the audit of our financial statements. The Audit Committee has also received written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1, which relates to the accountant’s independence from us and our related entities, and has discussed with KPMG LLP their independence from us.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2003.

AUDIT COMMITTEE

John (Ian) Giffen

William H. Harris

Mark D. Kvamme

Donald L. Lucas

COMPANY STOCK PRICE PERFORMANCE

The stock price performance graph below is required by the SEC and shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed soliciting material or filed under such acts.

The graph below compares the cumulative total stockholder return on the Common Stock of the Company from March 31, 1998 through and including March 31, 2003 with the cumulative total return on The Nasdaq Composite (US only) and the Nasdaq Computer and Data Processing Index (assuming the investment of $100 in the Company’s Common Stock and in each of the indexes on March 31, 1998 and reinvestment of all dividends). In previous years we had selected the JP Morgan H&Q Technology Index (“H&Q Index”) as our industry index for comparison. The H&Q Index is no longer available, so we have selected the Nasdaq Computer and Data Processing Index as our industry index to replace the H&Q Index. Because the H&Q Index has been discontinued, we are unable to provide a chart showing what the returns would have been compared with that index. Unless otherwise specified, all dates refer to the last day of each month presented. The stock price information shown on the graph below is not necessarily indicative of future price performance.

* $100 INVESTED ON 3/31/98 IN STOCK OR INDEX—

INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDING MARCH 31.

SCALED PRICES: Stock and index prices scaled to 100 as of March 31, 1998.

Date	MACR	Nasdaq Composite	Nasdaq Computer and Data Processing
Mar-98	100.00	100.00	100.00
Mar-99	304.50	135.08	162.85
Mar-00	606.92	250.99	293.39
Mar-01	107.93	100.60	99.73
Mar-02	137.23	101.32	101.58
Mar-03	81.25	74.37	73.96

CERTAIN TRANSACTIONS

From April 1, 2002 to the present, there have been no (and there are no currently proposed) transactions in which the amount involved exceeded $60,000 to which the Company or any of its subsidiaries was (or is to be) a party and in which any executive officer, director, 5% beneficial owner of the Company’s Common Stock or member of the immediate family of any of the foregoing persons had (or will have) a direct or indirect material interest, except as set forth below and under “Executive Compensation” and “Employment Agreements and Change of Control Arrangements.”

The Company entered into a consulting agreement with John (Ian) Giffen, a director of the Company, in February 1998, pursuant to which Mr. Giffen agreed to advise the Company’s Chief Financial Officer, senior finance staff and investment relations staff in certain areas and work on special projects for the Company. As part of the consideration for these services, which are beyond his duties as a director of the Company, Mr. Giffen was granted a stock option for 75,000 shares of the Company’s Common Stock with the exercise price fixed at the then fair market value of the Company’s Common Stock, which vested and became exercisable at the rate of 2.78% per month after the date of the grant. Effective March 31, 2000, the consulting agreement was amended to extend the term thereof, to reduce the cash compensation paid to Mr. Giffen from $8,344 per month to $4,167 per month, and to limit the services to be provided by Mr. Giffen thereunder.

The Company entered into a Software Content License and Marketing Agreement (the “License Agreement”) on October 5, 2000, with O’Reilly and Associates, Inc., a company in which Timothy O’Reilly, an individual nominated to serve on the Board of Directors of the Company, serves as the President. Pursuant to the terms of the License Agreement, the Company received an exclusive, perpetual license to certain electronic content from a publication of O’Reilly and Associates, Inc. for inclusion within all versions of the Company’s Macromedia Dreamweaver software product released during the term of the License Agreement. In consideration for such license, the Company paid a license fee to O’Reilly and Associates, Inc. in December 2000 in the amount of $435,000. In addition, under the terms of the License Agreement, in the event that the Company elects to include any upgrades to such electronic content licensed from O’Reilly and Associate, Inc., the Company will be obligated to pay an additional license fee of $200,000. Furthermore, the Company has agreed under the License Agreement to provide certain marketing considerations to O’Reilly and Associates, Inc. The term of the License Agreement expires in December 2003, and the Company is currently engaged in discussions with O’Reilly and Associates, Inc. regarding the extension of the term of the License Agreement.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended to be presented at the Company’s 2004 annual meeting of stockholders must be received by the Company at its principal executive offices no later than February 27, 2004 in order to be included in the Company’s proxy statement and form of proxy relating to that meeting. Stockholders wishing to bring a proposal before the 2003 annual meeting of stockholders (but not include it in the Company proxy materials) must provide written notice of such proposal to the Secretary of the Company at the principal executive offices of the Company by no earlier than April 10, 2004 and no later than May 10, 2004.

SECTION 16(a)

BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16 of the Exchange Act requires the Company’s directors and officers, and persons who own more than 10% of the Company’s Common Stock, to file initial reports of ownership and reports of changes in ownership with the SEC and the Nasdaq National Market. Such persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms that they file.

Based solely on its review of the copies of such forms furnished to the Company and written representations from the executive officers and directors, the Company believes that all Section 16(a) filing requirements were met during fiscal 2003, except that, due to an error in record keeping of the Company, each of the initial Form 3 for William H. Harris and Robert A. Kotick was filed late.

OTHER BUSINESS

The Board does not presently intend to bring any other business before the Meeting, and, so far as is known to the Board, no matters are to be brought before the Meeting except as specified in the Notice of the Meeting. As to any business that may properly come before the Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.

ANNUAL REPORTS

A copy of our Annual Report to Stockholders, which includes financial statements, is being mailed with this Proxy Statement.

We have filed our Annual Report on Form 10-K for the fiscal year ended March 31, 2003 with the Securities and Exchange Commission. It is available free of charge at the SEC’s web site at www.sec.gov. Upon written request by a Macromedia stockholder, we will mail without charge a copy of our Form 10-K, including the financial statements and financial statement schedules, but excluding exhibits to the Form 10-K. Exhibits to the Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit.

Requests for copies of our Annual Report to Stockholders or our Annual Report on Form 10-K should be directed to Investor Relations, Macromedia, Inc., 600 Townsend Street, San Francisco, California 94103. Financial reports may also be accessed on our web site at www.macromedia.com.

Appendix A

MACROMEDIA, INC.

2003 EMPLOYEE STOCK PURCHASE PLAN

As Adopted May 30, 2003

1.    Establishment of Plan.    Macromedia, Inc. (the “Company”) proposes to grant options for purchase of the Company’s Common Stock to eligible employees of the Company and its Participating Subsidiaries (as hereinafter defined) pursuant to this 2003 Employee Stock Purchase Plan (this “Plan”). For purposes of this Plan, “Parent Corporation” and “Subsidiary” shall have the same meanings as “parent corporation” and “subsidiary corporation” in Sections 424(e) and 424(f), respectively, of the Internal Revenue Code of 1986, as amended (the “Code”). “Participating Subsidiaries” are Parent Corporations or Subsidiaries that the Board of Directors of the Company (the “Board”) designates from time to time as corporations that shall participate in this Plan. The Company intends this Plan to qualify as an “employee stock purchase plan” under Section 423 of the Code (including any amendments to or replacements of such Section), and this Plan shall be so construed. Any term not expressly defined in this Plan but defined for purposes of Section 423 of the Code shall have the same definition herein. A total of 600,000 shares of the Company’s Common Stock is reserved for issuance under this Plan. Furthermore, on each January 1st until January 1, 2010, the aggregate number of shares of the Company’s Common Stock reserved for issuance under this Plan shall be increased automatically by a number of shares equal to one percent (1%) of the total number of outstanding shares of the Company’s Common Stock on the immediately preceding December 31st; provided, that the Board or the Committee may, in its sole discretion, reduce the amount of the increase in any particular year; and, provided further, that the aggregate number of shares issued over the term of this Plan shall not exceed 20,000,000 shares. The share limitations set forth in this Section 1 shall be subject to adjustments effected in accordance with Section 14 of this Plan.

2.    Purpose.    The purpose of this Plan is to provide eligible employees of the Company and Participating Subsidiaries with a convenient means of acquiring an equity interest in the Company through payroll deductions, to enhance such employees’ sense of participation in the affairs of the Company and Participating Subsidiaries, and to provide an incentive for continued employment.

3.    Administration.    This Plan shall be administered by the Compensation Committee of the Board (the “Committee”). Subject to the provisions of this Plan and the limitations of Section 423 of the Code or any successor provision in the Code, all questions of interpretation or application of this Plan shall be determined by the Committee and its decisions shall be final and binding upon all participants. The Committee has the discretion to adopt any rules regarding the Plan operation and administration to accommodate the specific requirements of local laws and procedures to enable non-U.S. employees of the Company or its Subsidiaries to participate in the Plan at the discretion of the Committee. Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules and procedures regarding handling of payroll deductions, payment of interest, conversion of local currency, payroll tax, withholding procedures and handling of stock certificates which vary with local requirements. The Committee has the authority to suspend or limit non-U.S. participation in the Plan for any reason, including administrative or economic reasons. Members of the Committee shall receive no compensation for their services in connection with the administration of this Plan, other than standard fees as established from time to time by the Board for services rendered by Board members serving on Board committees. All expenses incurred in connection with the administration of this Plan shall be paid by the Company.

4.    Eligibility.    Any employee of the Company or the Participating Subsidiaries is eligible to participate in an Offering Period (as hereinafter defined) under this Plan except the following:

(a)  employees who are not employed by the Company or a Participating Subsidiary prior to the beginning of such Offering Period or prior to such other time period as specified by the Committee;

(b)  employees who are customarily employed for twenty (20) hours or less per week unless required by local law as determined by the Committee;

(c)  employees who are customarily employed for five (5) months or less in a calendar year unless required by local law as determined by the Committee;

(d)  employees who, together with any other person whose stock would be attributed to such employee pursuant to Section 424(d) of the Code, own stock or hold options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any of its Participating Subsidiaries or who, as a result of being granted an option under this Plan with respect to such Offering Period, would own stock or hold options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any of its Participating Subsidiaries; and

(e)  individuals who provide services to the Company or any of its Participating Subsidiaries as independent contractors who are reclassified as common law employees for any reason except for federal income and employment tax purposes.

5.    Offering Dates.    The offering periods of this Plan (each, an “Offering Period”) shall be of twenty-four (24)months duration commencing on February 16 and August 16 of each year and ending on February 15 and August 15 of each year. Each Offering Period shall consist of four (4) six month purchase periods (individually, a “Purchase Period”) during which payroll deductions of the participants are accumulated under this Plan. The first business day of each Offering Period is referred to as the “Offering Date”. The last business day of each Purchase Period is referred to as the “Purchase Date”. The Committee shall have the power to change the Offering Dates, the Purchase Dates and the duration of Offering Periods or Purchase Periods without stockholder approval if such change is announced prior to the relevant Offering Period, or prior to such other time period as specified by the Committee.

6.    Participation in this Plan.    Eligible employees may become participants in an Offering Period under this Plan on an Offering Date after satisfying the eligibility requirements by delivering a subscription agreement to the Company prior to such Offering Date, or such other time period as specified by the Committee. Notwithstanding the foregoing, the Committee may set a later time for filing the subscription agreement authorizing payroll deductions for all eligible employees with respect to a given Offering Period. An eligible employee who does not deliver a subscription agreement to the Company by such date after becoming eligible to participate in such Offering Period shall not participate in that Offering Period or any subsequent Offering Period unless such employee enrolls in this Plan by filing a subscription agreement with the Company prior to such Offering Date, or such other time period as specified by the Committee. Once an employee becomes a participant in an Offering Period, such employee will automatically participate in the Offering Period commencing immediately following the last day of the prior Offering Period unless the employee withdraws or is deemed to withdraw from this Plan or terminates further participation in the Offering Period as set forth in Section 11 below. Such participant is not required to file any additional subscription agreement in order to continue participation in this Plan.

7.    Grant of Option on Enrollment.    Enrollment by an eligible employee in this Plan with respect to an Offering Period will constitute the grant (as of the Offering Date) by the Company to such employee of an option to purchase on the Purchase Date up to that number of shares of Common Stock of the Company determined by dividing (a) the amount accumulated in such employee’s payroll deduction account during such Purchase Period by (b) the lower of (i) eighty-five percent (85%) of the fair market value of a share of the Company’s Common Stock on the Offering Date (but in no event less than the par value of a share of the Company’s Common Stock), or (ii) eighty-five percent (85%) of the fair market value of a share of the Company’s Common Stock on the Purchase Date (but in no event less than the par value of a share of the Company’s Common Stock), provided, however, that the number of shares of the Company’s Common Stock subject to any option granted pursuant to this Plan shall not exceed the lesser of (x) the maximum number of shares set by the Committee pursuant to Section 10(c) below with respect to the applicable Purchase Date, or (y) the maximum number of shares which may be purchased pursuant to Section 10(b) below with respect to the applicable Purchase Date. The fair market value of a share of the Company’s Common Stock shall be determined as provided in Section 8 below.

8.    Purchase Price.    The purchase price per share at which a share of Common Stock will be sold in any Offering Period shall be eighty-five percent (85%) of the lesser of:

(a)  The fair market value on the Offering Date; or

(b)  The fair market value on the Purchase Date.

For purposes of this Plan, the term “Fair Market Value” means, as of any date, the value of a share of the Company’s Common Stock determined as follows:

(a)  if such Common Stock is then quoted on the Nasdaq National Market, its closing price on the Nasdaq National Market on the date of determination as reported in The Wall Street Journal;

(b)  if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in The Wall Street Journal;

(c)  if such Common Stock is publicly traded but is not quoted on the Nasdaq National Market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal; or

(d)  if none of the foregoing is applicable, by the Board in good faith.

9.    Payment of Purchase Price; Changes In Payroll Deductions; Issuance of Shares.

(a)  The purchase price of the shares is accumulated by regular payroll deductions made during each Offering Period. The deductions are made as a percentage of the participant’s compensation in one percent (1%) increments not less than two percent (2%), nor greater than ten percent (10%). Compensation shall mean all cash compensation (such as all cash compensation as reported on U.S. Form W-2) that constitutes net pay, including but not limited to, base salary, wages, commissions, overtime, shift premiums and bonuses, plus draws against commissions, provided, however, that for purposes of determining a participant’s compensation, any election by such participant to reduce his or her regular cash remuneration under Section 125 or 401(k) of the Code and any pension plan contribution qualified for tax-favored treatment under local law shall be treated as if the participant did not make such election. Compensation shall not include any: (i) relocation compensation or reimbursement, whether taxable or non-taxable; (ii) gifts or similar compensation; (iii) loans forgiven and/or debt forgiveness income; (iv) severance pay paid after the Participant’s date of termination of employment; (v) amounts realized from the issuance, exercise, sale or other disposition of equity, including but not limited to stock, stock options, and stock of the Employer purchased under this Plan or other such plan sponsored by the Employer (including, but not limited to, amounts realized from the exercise of a qualified stock option, amounts realized when restricted stock is no longer subject to a substantial risk of forfeiture, and amounts realized from the disposition of a qualified stock option), (vi) the Company’s contributions to the Macromedia, Inc. 401(k) Employee Savings Plan or any other plan of deferred compensation; (vii) additional benefits payable other than in cash; (viii) tax equalization compensation or other similar amounts; and (ix) compensation received prior to an individual becoming a Participant in this Plan. Compensation shall include any amounts deferred under a salary reduction arrangement in accordance with Section 4.1 and under a Code Section 125 plan maintained by the Employer. Payroll deductions shall commence on the first payday of the Offering Period and shall continue to the end of the Offering Period unless sooner altered or terminated as provided in this Plan.

(b)  A participant may increase or decrease the rate of payroll deductions during an Offering Period by filing with the Company a new authorization for payroll deductions, in which case the new rate shall become effective for the next payroll period commencing after the Company’s receipt of the authorization and shall continue for the remainder of the Offering Period unless changed as described below. Such change in the rate of payroll deductions may be made at any time during an Offering Period, but not more than one (1) change may be made effective during any Purchase Period. A participant may increase or decrease the rate of payroll deductions for any subsequent Offering Period by filing with the Company a new authorization for payroll deductions prior to the beginning of such Offering Period, or prior to such other time period as specified by the Committee.

(c)  All payroll deductions made for a participant are credited to his or her account under this Plan and are deposited with the general funds of the Company. No interest accrues on the payroll deductions. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

(d)  On each Purchase Date, so long as this Plan remains in effect and provided that the participant has not submitted a signed and completed withdrawal form before that date which notifies the Company that the participant wishes to withdraw from that Offering Period under this Plan and have all payroll deductions accumulated in the account maintained on behalf of the participant as of that date returned to the participant, the Company shall apply the funds then in the participant’s account to the purchase of whole shares of Common Stock reserved under the option granted to such participant with respect to the Offering Period to the extent that such option is exercisable on the Purchase Date. The purchase price per share shall be as specified in Section 8 of this Plan. Any cash remaining in a participant’s account after such purchase of shares shall be refunded to such participant in cash, without interest; provided, however that any amount remaining in such participant’s account on a Purchase Date which is less than the amount necessary to purchase a full share of Common Stock of the Company shall be carried forward, without interest, into the next Purchase Period or Offering Period, as the case may be. In the event that this Plan has been oversubscribed, all funds not used to purchase shares on the Purchase Date shall be returned to the participant, without interest. No Common Stock shall be purchased on a Purchase Date on behalf of any employee whose participation in this Plan has terminated prior to such Purchase Date.

(e)  As promptly as practicable after the Purchase Date, the Company shall issue shares for the participant’s benefit representing the shares purchased upon exercise of his or her option.

(f)  During a participant’s lifetime, his or her option to purchase shares hereunder is exercisable only by him or her. The participant will have no interest or voting right in shares covered by his or her option until such option has been exercised.

10.    Limitations on Shares to be Purchased.

(a)  No participant shall be entitled to purchase stock under this Plan at a rate which, when aggregated with his or her rights to purchase stock under all other employee stock purchase plans of the Company or any Subsidiary, exceeds $25,000 in fair market value, determined as of the Offering Date (or such other limit as may be imposed by the Code) for each calendar year in which the employee participates in this Plan. The Company shall automatically suspend the payroll deductions of any participant as necessary to enforce such limit provided that when the Company automatically resumes such payroll deductions, the Company must apply the rate in effect immediately prior to such suspension.

(b)  No more than 200% of the number of shares determined by dividing the amount accumulated in the employee’s payroll deduction account on a Purchase Date by 85% of the fair market value of the Company’s Common Stock on the Offering Date may be purchased by a participant on such Purchase Date. To the extent that a residual of cash is not used to purchase shares on such Purchase Date, it shall be carried over into the next succeeding period.

(c)  No participant shall be entitled to purchase more than the Maximum Share Amount (as defined below) on any single Purchase Date. Prior to the commencement of any Offering Period or Purchase Period or prior to such time period as specified by the Committee, the Committee may, in its sole discretion, set a maximum number of shares which may be purchased by any employee on any single Purchase Date (hereinafter the “Maximum Share Amount”). In no event shall the Maximum Share Amount exceed the amounts permitted under Section 10(b) above. If a Maximum Share Amount is set, or subsequently revised, by the Committee, the Committee will notify all participants of such Maximum Share Amount prior to the commencement of any Purchase Period within an Offering Period to which it shall apply. The Maximum Share Amount shall continue to apply with respect to all succeeding Purchase Dates and Offering Periods unless revised by the Committee as set forth above.

(d)  If the number of shares to be purchased on a Purchase Date by all employees participating in this Plan exceeds the number of shares then available for issuance under this Plan, then the Company will make a pro rata allocation of the remaining shares in as uniform a manner as shall be reasonably practicable and as the Committee shall determine to be equitable. In such event, the Company shall give written notice of such reduction of the number of shares to be purchased under a participant’s option to each participant affected.

(e)  Any payroll deductions accumulated in a participant’s account which are not used to purchase stock due to the limitations in this Section 10 shall be returned to the participant as soon as practicable after the end of the applicable Purchase Period, without interest.

11.    Withdrawal.

(a)  Each participant may withdraw from an Offering Period under this Plan by signing and delivering to the Company a written notice to that effect on a form provided for such purpose. Such withdrawal may be elected at any time prior to the end of an Offering Period, or such other time period as specified by the Committee.

(b)  Upon withdrawal from this Plan, the accumulated payroll deductions shall be returned to the withdrawn participant, without interest, and his or her interest in this Plan shall terminate. In the event a participant voluntarily elects to withdraw from this Plan, he or she may not resume his or her participation in this Plan during the same Offering Period, but he or she may participate in any Offering Period under this Plan which commences on a date subsequent to such withdrawal by filing a new authorization for payroll deductions in the same manner as set forth in Section 6 above for initial participation in this Plan.

(c)  If the Fair Market Value on the first day of the current Offering Period in which a participant is enrolled is higher than the Fair Market Value on the first day of any subsequent Offering Period, the Company will automatically enroll such participant in the subsequent Offering Period. Any funds accumulated in a participant’s account prior to the first day of such subsequent Offering Period will be applied to the purchase of shares on the Purchase Date immediately prior to the first day of such subsequent Offering Period, if any.

12.    Termination of Employment.    Termination of a participant’s employment for any reason, including retirement, death or the failure of a participant to remain an eligible employee of the Company or of a Participating Subsidiary, immediately terminates his or her participation in this Plan. In such event, the payroll deductions credited to the participant’s account will be returned to him or her or, in the case of his or her death, to his or her legal representative, without interest. For purposes of this Section 12, an employee will not be deemed to have terminated employment or failed to remain in the continuous employ of the Company or of a Participating Subsidiary in the case of sick leave, military leave, or any other leave of absence approved by the Board; provided that such leave is for a period of not more than ninety (90) days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

13.    Return of Payroll Deductions.    In the event a participant’s interest in this Plan is terminated by withdrawal, termination of employment or otherwise, or in the event this Plan is terminated by the Board, the Company shall deliver to the participant, or the participant’s legal representative, as the case may be, all payroll deductions credited to such participant’s account. No interest shall accrue on the payroll deductions of a participant in this Plan.

14.    Capital Changes.    Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each option under this Plan which has not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under this Plan but have not yet been placed under option (collectively, the “Reserves”), as well as the price per share of Common Stock covered by each option under this Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued and outstanding shares of Common Stock of the Company resulting from a stock split or the payment of a stock dividend (but only on the Common Stock) or any other increase or decrease in the number of issued and outstanding shares of Common Stock effected without receipt of any consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration”. Such adjustment shall be made by the Committee, whose determination shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

In the event of the proposed dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Committee. The Committee may, in the exercise of its sole discretion in such instances, declare that this Plan shall terminate as of a date fixed by the Committee and give each participant the right to purchase shares under this Plan prior to such termination. In the event of (i) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the Company or their relative stock holdings and the options under this Plan are assumed, converted or replaced by the successor corporation, which assumption will be binding on all participants), (ii) a merger in which the Company is the surviving corporation but after which the stockholders of the Company immediately prior to such merger (other than any stockholder that merges, or which owns or controls another corporation that merges, with the Company in such merger) cease to own their shares or other equity interest in the Company, (iii) the sale of all or substantially all of the assets of the Company or (iv) the acquisition, sale, or transfer of more than 50% of the outstanding shares of the Company by tender offer or similar transaction, the Plan will continue with regard to Offering Periods that commenced prior to the closing of the proposed transaction and shares will be purchased based on the Fair Market Value of the surviving corporation’s stock on each Purchase Date, unless otherwise provided by the Committee.

The Committee may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock, or in the event of the Company being consolidated with or merged into any other corporation.

15.    Nonassignability.    Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares under this Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 22 below) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be void and without effect.

16.    Reports.    Individual accounts will be maintained for each participant in this Plan. Each participant shall receive promptly after the end of each Purchase Period a report of his or her account setting forth the total payroll deductions accumulated, the number of shares purchased, the per share price thereof and the remaining cash balance, if any, carried forward to the next Purchase Period or Offering Period, as the case may be.

17.    Notice of Disposition.    Each participant shall notify the Company in writing if the participant disposes of any of the shares purchased in any Offering Period pursuant to this Plan if such disposition occurs within two (2) years from the Offering Date or within one (1) year from the Purchase Date on which such shares were purchased (the “NoticePeriod”). The Company may, at any time during the Notice Period, place a legend or legends on any certificate representing shares acquired pursuant to this Plan requesting the Company’s transfer agent to notify the Company of any transfer of the shares. The obligation of the participant to provide such notice shall continue notwithstanding the placement of any such legend on the certificates.

18.    No Rights to Continued Employment.    Neither this Plan nor the grant of any option hereunder shall confer any right on any employee to remain in the employ of the Company or any Participating Subsidiary, or restrict the right of the Company or any Participating Subsidiary to terminate such employee’s employment.

19.    Equal Rights And Privileges.    All eligible employees shall have equal rights and privileges with respect to this Plan so that this Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 or any successor provision of the Code and the related regulations. Any provision of this Plan which is inconsistent with Section 423 or any successor provision of the Code shall, without further act or amendment by the Company, the Committee or the Board, be reformed to comply with the requirements of Section 423. This Section 19 shall take precedence over all other provisions in this Plan.

20.    Notices.    All notices or other communications by a participant to the Company under or in connection with this Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

21.    Term; Stockholder Approval.    This Plan will become effective on the date the Plan is adopted by the Board; provided, however, no purchase of shares pursuant to this Plan shall occur prior to stockholder approval. This Plan shall be approved by the stockholders of the Company, in any manner permitted by applicable corporate law, within twelve (12) months before or after the date this Plan is adopted by the Board. This Plan shall continue until the earlier to occur of (a) termination of this Plan by the Board (which termination may be effected by the Board at any time), (b) issuance of all of the shares of Common Stock reserved for issuance under this Plan, or (c) ten (10) years from the adoption of this Plan by the Board.

22.    Death of a Participant.    In the event of a participant’s death, the Company shall deliver to the participant’s legal representative any shares purchased prior to such participant’s death and the amount of any accumulated payroll deductions remaining in the participant’s account that was not used to purchase shares, provided that, should a participant die prior to the end of a Purchase Period, accumulated payroll deductions in such participant’s account shall not be used to purchase shares on the Purchase Date for such Purchase Period and shall be returned to the participant’s legal representative.

23.    Conditions Upon Issuance of Shares; Limitation on Sale of Shares.    Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange or automated quotation system upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

24.    Applicable Law.    The Plan shall be governed by the substantive laws (excluding the conflict of laws rules) of the State of California.

25.    Amendment or Termination of this Plan.    The Board may at any time amend, terminate or extend the term of this Plan, except that any such termination cannot affect options previously granted under this Plan, nor may any amendment make any change in an option previously granted which would adversely affect the right of any participant, nor may any amendment be made without approval of the stockholders of the Company obtained in accordance with Section 21 above within twelve (12) months of the adoption of such amendment (or earlier if required by Section 21) if such amendment would:

(a) increase the number of shares that may be issued under this Plan; or

(b) change the designation of the employees (or class of employees) eligible for participation in this Plan.

Notwithstanding the foregoing, the Board may make such amendments to the Plan as the Board determines to be advisable, if the continuation of the Plan or any Offering Period would result in financial accounting treatment for the Plan that is different from the financial accounting treatment in effect on the date this Plan is adopted by the Board.

Appendix B

MACROMEDIA, INC.

CHARTER OF THE

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE OF THE

BOARD OF DIRECTORS

Adopted by the Board of Directors

January 21, 2003

I.	Purpose

The purpose of the Nominating and Corporate Governance Committee (the “Committee”) of the Board of Directors (the “Board”) of Macromedia, Inc. (the “Company”) is to

•	Identify, consider and nominate candidates for membership on the Board;

•	Make recommendations regarding the structure and composition of the Board and Board committees;

•	Develop and recommend corporate governance guidelines applicable to the Company;

•	Consider matters related to conflicts of interest by members of the Board and senior management of the Company; and

•	Oversee the evaluation of the Board and Board committees.

The Committee will fulfill these functions primarily by carrying out the activities enumerated in Part IV of this charter (this “Charter”).

The Committee shall have the authority to obtain advice and assistance from internal or external legal, accounting or other advisors. In order to carry out its nominating duties, the Committee shall have the sole authority to retain and terminate any search firm to be used to identify director candidates, including the sole authority to approve such firm’s fees and other retention terms.

Nothing contained in this Charter is intended to expand applicable standards of liability under federal or state law for directors of a corporation.

II.	Membership

All members of the Committee will be appointed by, and shall serve at the discretion of, the Board. The Board may elect a member of the Committee to serve as the Chair of the Committee. If the Board does not elect a Chair, the members of the Committee may designate a Chair by majority vote of the Committee membership.

The Committee shall consist of two or more members of the Board, with the exact number being determined by the Board. Each member of the Committee shall meet the independence requirements set forth in the listing regulations of The Nasdaq Stock Market, Inc.

III.	Meetings and Minutes

Meetings of the Committee shall be held from time to time, as determined by the Committee. In accordance with the Bylaws of the Company, the Committee may take action by unanimous written consent.

The Committee shall keep minutes of its proceedings, which minutes shall be retained with the minutes of the proceedings of the Board. The Committee shall report to the Board from time to time, as requested by the Board.

B-1

IV.	Responsibilities and Duties

The following shall be the principal responsibilities and duties of the Committee. These items are set forth as a guide, with the understanding that the Committee may supplement them as appropriate and may establish policies and procedures from time to time that it deems necessary or advisable in fulfilling its responsibilities.

•	Make recommendations to the Board regarding the structure, size, and composition of the Board and Board committees;

•	Identify and recruit potential candidates for membership on the Board;

•	Consider nominations of individuals to the Board that are properly submitted by the Company’s stockholders in accordance with the procedures set forth in the Company’s Bylaws;

•	Conduct inquiries into the backgrounds and qualifications of potential candidates for membership on the Board;

•	Recommend to the Board a slate of director nominees to be proposed by the Company for election at each annual meeting of stockholders and recommend to the Board director nominees to be elected by the Board to fill interim director vacancies;

•	Determine from time to time as appropriate the desired qualifications, expertise and characteristics of the Board, with the goal of developing a diverse and experienced Board;

•	Evaluate the Committee’s composition and performance on an annual basis;

•	Administer and oversee the evaluation of the Board on an annual basis;

•	Establish procedures for the retirement or replacement of Board members;

•	Develop and recommend to the Board a set of corporate governance guidelines (the “Corporate Governance Guidelines”) applicable to the Company, which address:

•	director qualification standards;

•	duties and responsibilities of directors;

•	director access to management and independent advisors;

•	director compensation;

•	director orientation and continuing education;

•	management succession; and

•	annual performance evaluation of the Board;

•	Develop and recommend to the Board a code of business conduct and ethics (the “Code of Business Conduct and Ethics”) applicable to the Company, including its senior financial officers, which addresses topics of:

•	conflicts of interest;

•	corporate opportunities;

•	confidentiality of non-public information;

•	competition and fair dealing;

•	protection and proper use of company assets;

•	compliance with applicable laws, rules and regulations;

•	reporting of illegal or unethical behavior;

•	waivers of the Code of Business Conduct and Ethics; and

•	compliance standards and procedures;

•	Review and assess on at least an annual basis the adequacy of this Charter, the Code of Business Conduct and Ethics and the Corporate Governance Guidelines and recommend revisions for approval by the Board.

B-2

Appendix C

MACROMEDIA, INC.

CHARTER OF THE

COMPENSATION COMMITTEE OF THE

BOARD OF DIRECTORS

Adopted by the Board of Directors

January 21, 2003

I.    Purpose and Authority

The purpose of the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Macromedia, Inc. (the “Company”) is to discharge the Board’s responsibilities relating to the compensation of the Company’s executives. The Committee’s principal functions are as follows:

•	Executive and Other Compensation. The Committee will establish and maintain compensation policies applicable to the Company’s executive officers, including specific performance goals and related awards for executive officers, and will from time to time make recommendations to the Board regarding all other employee compensation policies of the Company.

•	Stock Plan Administration. The Committee will supervise the Company’s administration of its equity incentive plans for employees whether adopted prior to or after the date of adoption of this charter (the “Stock Plans”), including, among other things, interpreting, modifying and amending the Stock Plans and agreements thereunder, and approving the issuance of awards thereunder to executive officers.

•	Compensation Committee Report. The Committee will prepare an annual report on executive compensation for inclusion in the Company’s annual meeting proxy statement.

The Committee will fulfill these functions primarily by carrying out the activities enumerated in Part IV of this charter.

The Committee shall have the sole authority and right, as and when it shall determine to be necessary or appropriate to the functions of the Committee, at the expense of the Company and not at the expense of the members of the Committee, to retain and terminate compensation consultants, legal counsel and other advisors of its choosing to assist the Committee in connection with its functions. The Committee shall have the sole authority to approve the fees and other retention terms of such advisors. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to any such advisors employed by the Committee pursuant to this charter.

II.    Membership

All members of the Committee will be appointed by, and shall serve at the discretion of, the Board. Unless a chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the Committee membership.

The Committee shall consist of two or more members of the Board, with the exact number being determined by the Board. Each member of the Committee shall be (i) ”independent” as defined by the rules of The Nasdaq Stock Market, as they may be amended from time to time (the “Rules”), except as may otherwise be permitted by such Rules; (ii) ”non-employee directors”, as defined in Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (iii) ”outside directors” as defined under Section 162(m) of the Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder.

III.    Meetings

Meetings of the Committee shall be held from time to time, as needed, as determined by the Board or the Committee. In lieu of a meeting, the Committee may also act by unanimous written consent resolution. Minutes shall be kept of each meeting of the Committee, and copies of the minutes will be provided to each member of the Committee for review.

IV.    Duties and Responsibilities

The principal processes of the Committee in carrying out its oversight responsibilities are set forth below. These processes are set forth as a guide with the understanding that the Committee may supplement them as appropriate and may establish policies and procedures from time to time that it deems necessary or advisable in fulfilling its responsibilities.

The Committee will review and approve the compensation arrangements, including annual salary, bonus, stock options and other benefits, direct or indirect, for all executive officers of the Company, and for such other officers of the Company as the Board may direct. The Committee will review the operation of the Company’s executive compensation programs on a periodic basis and approve appropriate modifications to such programs. The Committee may commission any necessary studies or surveys concerning the levels of executive compensation payable in the industry in which the Company is engaged and in other related industries and obtain recommendations from outside consultants concerning competitive pay programs, as appropriate.

The Committee will review and approve the corporate goals and objectives relevant to the compensation of the Chief Executive Officer, evaluate the performance of the Chief Executive Officer in light of these goals and objectives, and set the compensation of the Chief Executive Officer based on this evaluation. In determining the long-term incentive component of the compensation of the Chief Executive Officer, the Committee shall consider the Company’s performance and relative stockholder return, the value of similar incentive awards to CEOs at comparable companies and the awards given to the Company’s CEO in the past.

The Committee will review and make recommendations to the Board regarding the general compensation guidelines for the Company’s employees.

The Committee will supervise the Company’s administration of and make recommendations to the Board regarding the Stock Plans. The Committee will: (i) approve grants of stock, stock options or stock purchase rights to individuals eligible for such grants (including grants in compliance with Rule 16b-3 promulgated under the Exchange Act with respect to individuals who are subject to Section 16 of the Exchange Act); (ii) interpret the Stock Plans and agreements thereunder; and (iii) determine acceptable forms of consideration for stock acquired pursuant to the Stock Plans. The Committee shall also make recommendations to the Board with respect to amendments to the Stock Plans and changes in the number of shares reserved for issuance thereunder. The Committee shall also review and make recommendations to the Board regarding new Stock Plans that are proposed for adoption.

The Committee may delegate to the Company’s Chief Executive Officer the authority to grant options to employees of the Company or of any subsidiary of the Company who are not directors or executive officers, provided that no option grant exceeds 250,000 shares or any other limit subsequently established by resolution of the Board of Directors. The Committee has currently delegated such responsibility pursuant to an Action by Unanimous Written Consent dated as of November 6, 2001.

The Committee will periodically review the Company’s procedures with respect to employee loans, and will not approve any arrangement in which the Company, directly or indirectly, extends or maintains credit, arranges for the extension of credit or renews an extension of credit, in the form of a personal loan to or for any director or executive officer (or equivalent thereof) of the Company. The Committee will assist the Board and management of the Company in complying with this prohibition.

At least annually, the members of the Committee will conduct a review of the Committee’s performance.

The Committee will prepare an annual report on executive compensation to the Company’s stockholders for inclusion in the proxy statement for the Company’s annual meeting in accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”).

The Committee will meet with the Company’s Chief Executive Officer at the beginning of each fiscal year to discuss the incentive compensation programs to be in effect for the Company’s executive officers during such fiscal year and the corporate goals and objectives relevant to those programs.

The Committee will maintain minutes of all Committee meetings and report to the Board on significant matters related to the Committee’s responsibilities.

The Committee will review and reassess the adequacy of the Committee’s charter at least annually and recommend any changes to the Board for approval.

The Committee will perform any other activities required by applicable law, rules or regulations, including the rules of the SEC and any exchange or market on which the Company’s capital stock is traded, and perform other activities that are consistent with this charter, the Company’s certificate of incorporation and bylaws, and governing laws, as the Committee or the Board deems necessary or appropriate.

Appendix D

MACROMEDIA, INC.

CHARTER OF THE

AUDIT COMMITTEE OF THE

BOARD OF DIRECTORS

Adopted by the Board of Directors

January 21, 2003

I.    Purpose

The purpose of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Macromedia, Inc. (the “Company”) is to assist the Board in fulfilling its statutory and fiduciary oversight responsibilities relating to the Company’s financial accounting, reporting and controls. The Committee’s principal functions are to:

•	Appoint and set the compensation of independent auditors to audit the Company’s financial statements, review and evaluate the qualifications, independence and performance of the independent auditors and otherwise oversee the independent auditors;

•	Assist Board oversight of the integrity of the Company’s financial statements, monitor the periodic reviews of the adequacy of the accounting and financial reporting processes and systems of internal control that are conducted by the independent auditors, the Company’s financial and senior management and the Company’s internal auditing department and provide the Board with the results of its monitoring and recommendations derived there from;

•	Review the effectiveness of the systems for monitoring compliance with laws and regulations and the results of management investigations and reviews of noncompliance with laws and regulations;

•	Facilitate communication among the independent auditors, the Company’s financial and senior management, the Company’s internal auditing department and the Board;

•	Prepare a report to the Company’s stockholders for inclusion in the Company’s annual proxy statement as required by the rules and regulations of the Securities and Exchange Commission (the “SEC”), as they may be amended from time to time;

•	Review with management, the Director of Internal Audit, and independent auditors the charter, budget, staffing and performance of the Company’s internal auditing department; and

•	Provide to the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require the attention of the Board.

The Committee will fulfill these functions primarily by carrying out the activities enumerated in Part IV of this charter. In order to serve these functions, the Committee shall have unrestricted access to Company personnel and documents, shall have authority to direct and supervise an investigation into any matters within the scope of its duties, and shall have authority to retain such outside counsel, experts and other advisors as it determines to be necessary to carry out its responsibilities. The Company shall provide appropriate funding to the Committee, as determined by the Committee, for payment of compensation to (i) the independent auditors for the purpose of rendering or issuing an audit report/audit, and (ii) to any outside advisors employed by the Committee pursuant to this charter.

While the Committee has the responsibilities and powers set forth in this charter, it is not the duty of the Committee to plan or conduct audits, to determine that there are no weaknesses in internal controls, or to determine the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditors.

II.    Membership

All members of the Committee will be appointed by, and shall serve at the discretion of, the Board. Unless a chair is elected by the full Board, the members of the Committee may designate a chair by majority vote of the Committee membership. The Committee shall consist of three or more members of the Board, with the exact number being determined by the Board. Each member of the Committee shall be “independent” as defined by applicable law, including the rules and regulations of the SEC and The Nasdaq Stock Market, as they may be amended from time to time, provided that the Board may appoint members to the Committee that are not “independent” as may be permitted under the rules of The Nasdaq Stock Market that relate to individuals of special skills or unique talents as determined by the Board. Each member of the Committee shall have the ability to read and understand financial statements and at least one member shall have prior experience in accounting, financial management or financial oversight, as required by the rules and regulations of the SEC and The Nasdaq Stock Market.

III.    Meetings

The Committee shall meet at least once each quarter and more frequently as determined to be appropriate by the Committee.

IV.    Responsibilities and Duties

The following shall be the principal recurring processes of the Committee in carrying out its oversight responsibilities. These processes are set forth as a guide with the understanding that the Committee may supplement them as appropriate and may establish policies and procedures from time to time that it deems necessary or advisable in fulfilling its responsibilities.

General

1.    Review and reassess the adequacy of the Committee’s charter at least annually. Submit the charter to the Board for review and approval and include a copy of the charter as an appendix to the Company’s proxy statement as required by the rules and regulations of the SEC, as they may be amended from time to time (currently, once every three years).

2.    Perform an annual self-evaluation of the Committee.

3.    Maintain minutes of meetings and periodically report to the Board on significant matters related to the Committee’s responsibilities.

Processes and Procedures

1.    Review periodically, but at least on an annual basis, the internal audit function of the Company, including the independence and authority of its reporting obligations and the coordination of the Company’s internal audit personnel with the independent auditors.

2.    Discuss with the independent auditors, management and the internal auditing department their periodic reviews of the adequacy of the Company’s accounting and financial reporting processes and systems of internal control, including the adequacy of the systems of reporting to the Committee by each group.

3.    At least once per quarter, meet and consult with the independent auditors, out of the presence of management about internal controls, the fullness and accuracy of the Company’s financial statements and any other matters that the Committee or these groups believe should be discussed privately with the Committee. At least once per quarter, meet and consult with management and the director of the Company’s internal auditing department out of the presence of the independent auditors about internal controls, the fullness and accuracy of the Company’s financial statements and any other matters that the Committee or these groups believe should be discussed with the Committee.

4.    Discuss any comments or recommendations of the independent auditors outlined in their annual management letter. Approve a schedule for implementing any recommended changes and monitor compliance with the schedule.

5.    Establish procedures and ensure dissemination of same to employees to receive and process complaints regarding accounting, internal auditing controls or auditing matters, and for employees to make confidential, anonymous complaints regarding questionable accounting or auditing matters.

Independent Auditors

1.    Appoint and, where appropriate, replace the independent auditors. Review the independence, performance, experience and qualifications of the independent auditors, and otherwise oversee the independent auditors.

2.    Communicate with the independent auditors about the Company’s expectations regarding its relationship with the auditors, including the following: (i) the independent auditors’ ultimate accountability to the Committee, as representatives of the Company’s Board and stockholders; and (ii) the ultimate authority and responsibility of the Committee to select, evaluate and, where appropriate, replace the independent auditors.

3.    Review and approve processes and procedures to ensure the continuing independence of the independent auditors. These processes shall include obtaining and reviewing, on at least an annual basis, a letter from the independent auditors describing all relationships between the independent auditors and the Company required to be disclosed by Independence Standards Board Standard No. 1 (as it may be modified from time to time), reviewing the nature and scope of such relationships, discussing these relationships with the independent auditors and discontinuing any relationships that the Committee believes could compromise the independence of the auditors. These processes shall also include consideration of whether fees billed for information technology services and other non-audit services are compatible with maintaining the independence of the auditors.

4.    Pre-approve all audit and non-audit services to be provided by the independent auditors. The Committee may delegate the authority to grant such pre-approvals to one or more members of the Committee, provided that the pre-approval decision and related services are presented to the Committee at its next regularly scheduled meeting.

5.    Approve the fees and other significant compensation to be paid to the independent auditors.

6.    Review the independent auditors’ audit plan.

7.    Resolve any disagreements between management and the independent auditors regarding financial reporting or disputes with management encountered during the course of the annual audit.

Internal Audit

1.    Establish a member of the Audit Committee, to be ratified by the Board, to be the lead Committee member for internal audit matters. Such lead Committee member shall provide guidance to the Company’s internal audit function and serve as liaison to the Committee as appropriate.

2.    Review with management and the internal audit director the charter, plans, annual budget, staffing and organizational structure of the internal audit function. Ensure there are no unjustified restrictions or limitations which impact or impair the scope of the internal audit department’s activities or its access to required information.

3.    Review and concur in the appointment, replacement or dismissal of the internal audit director.

4.    Review significant internal audit findings and their impact on internal controls, the central environment and the overall effectiveness and efficiency of the Company’s operations.

Disclosure and Reporting

1.    Review the Company’s quarterly and annual financial statements, including any report or opinion by the independent auditors, prior to distribution to the public or filing with the SEC.

2.    Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

3.    Review on at least a quarterly basis the status of any legal or regulatory matters that could have a significant impact on the Company’s financial statements.

4.    Review the Company’s Forms 10-Q and 10-K, and where appropriate, registration statements under the Securities Act of 1933, prior to filing with the SEC and discuss with management and the independent auditors.

5.    In connection with the Committee’s review of the quarterly and annual financial statements, discuss with management and the independent auditors the Company’s selection, application and disclosure of critical accounting policies, any significant changes in the Company’s accounting policies and any proposed changes in accounting or financial reporting that may have a significant impact on the Company.

6.    Review the reports that are required to be delivered by the independent auditors addressing: (i) all critical accounting policies, estimates and practices used; (ii) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, the ramifications of each alternative and the treatment preferred by the independent auditors; and (iii) other material communications between the independent auditors and management, such as any management letter or schedule of unadjusted differences.

7.    In connection with the Committee’s review of the annual financial statements:

•	Discuss with the independent auditors, and management and the internal audit department the financial statements and the results of the independent auditors’ audit of the financial statements.

•	Discuss any items required to be communicated by the independent auditors in accordance with SAS 61, as amended. These discussions should include the independent auditors’ judgments about the quality and appropriateness of the Company’s accounting principles, the reasonableness of significant judgments, the clarity of the disclosures in the Company’s financial statements and any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

8.    Recommend to the Board whether the annual financial statements should be included in the Annual Report on Form 10-K, based on (i) the Committee’s review and discussion with management of the annual financial statements, (ii) the Committee’s discussion with the independent auditors of the matters required to be discussed by SAS 61, and (iii) the Committee’s review and discussion with the independent auditors of the independent auditors’ independence and the written disclosures and letter from the independent auditors required by Independence Standards Board Standard No. 1.

9.    In connection with the Committee’s review of the quarterly financial statements:

•	Discuss with the independent auditors and management the results of the independent auditors’ SAS 71 review of the quarterly financial statements.

•	Discuss significant issues, events and transactions and any significant changes regarding accounting principles, practices, judgments or estimates with management and the independent auditors, including any significant disagreements among management and the independent auditors or the internal auditing department.

10.    Prepare a report to the Company’s stockholders for inclusion in the Company’s annual proxy statement as required by the rules and regulations of the SEC, as they may be amended from time to time.

11.    Review expenses incurred and guidelines for reimbursement of the Chief Executive Officer of the Company.

Other

1.    Perform any other activities required by applicable law, rules or regulations, including the rules of the SEC and any stock exchange or market on which the Company’s Common Stock is listed, and perform other activities that are consistent with this charter, the Company’s Bylaws and governing laws, as the Committee or the Board deems necessary or appropriate.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES FOR ELECTION AND FOR PROPOSALS 2 AND 3.	Please mark your choices like this	☒

			FOR	WITHHELD FOR ALL		FOR	AGAINST	ABSTAIN
1. ELECTION OF DIRECTORS			☐	☐	2. ADOPTION OF THE COMPANY’S 2003 EMPLOYEE STOCK PURCHASE PLAN	☐	☐	☐
Nominees:	01 Robert K. Burgess 02 John (Ian) Giffen 03 William H. Harris, Jr. 04 Robert A. Kotick	05 Donald L. Lucas 06 Timothy O’Reilly 07 William B. Welty				FOR	AGAINST	ABSTAIN
					3. RATIFICATION OF SELECTION OF KPMG LLP AS THE COMPANY’S INDEPENDENT AUDITORS	☐	☐	☐

Instruction:	To withhold authority to vote for any individual nominee, write that nominee’s name on the space provided below:

THIS PROXY WILL BE VOTED AS DIRECTED ABOVE. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED FOR THE COMPANY’S NOMINEES FOR ELECTION AND FOR PROPOSALS 2 and 3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof to the extent authorized by Rule 14a-4(c) promulgated by the Securities and Exchange Commission. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

Signature(s) Dated: , 2003
Please sign exactly as your name(s) appear(s) on your stock certificate. If shares are held of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the proxy. If shares of stock are held of record by a corporation, the proxy should be executed by the president or vice president and the secretary or assistant secretary. Executors, administrators, or other fiduciaries who execute the above proxy for a deceased stockholder should give their full title. Please date the proxy. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED, POSTAGE PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.

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MACROMEDIA, INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

July 24, 2003

THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY’S BOARD OF DIRECTORS

The undersigned hereby appoints Robert K. Burgess and Elizabeth A. Nelson, or either of them, each with power of substitution, to represent the undersigned at the Annual Meeting of Stockholders of Macromedia, Inc. (the “Company”) to be held at 600 Townsend Street, San Francisco, California 94103 on July 24, 2003, at 1:00 p.m. P.D.T., and any adjournment or postponement thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present at the meeting on the following matters:

See Reverse

Side

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